Exhibit 10.14

Suite 405

OFFICE BUILDING LEASE

by and between

HALL STONEBRIAR CENTER I ASSOCIATES, LTD.

and

HEARTLAND CARD SERVICES, L.L.C.

OFFICE BUILDING LEASE

TABLE OF CONTENTS

ARTICLE I - DEFINED TERMS

1.1	Tenant
1.2	Premises
1.3	Term
1.4	Base Rental
1.5	Base Year
1.6	Landlord’s Share of Building Operating Costs
1.7	First Year Estimated Energy Costs
1.8	Prepaid Rent
1.9	Security Deposit
1.10	Premises Use
1.11	Tenant’s Comprehensive General Liability Insurance
1.12	Addresses for Notices and Payment of Rent and Other Charges
1.13	Broker
1.14	Exhibits
1.15	Incorporation

ARTICLE II - PREMISES COMMON AREAS

2.1	Demise
2.2	Rentable Area of Building
2.3	Acceptance of Premises and Building by Tenant
2.4	Walls, Ceilings
2.5	Common Areas

ARTICLE III - TERM

3.1	Lease Term
3.2	Delivery of Premises
3.3	Holding Over by Tenant

ARTICLE IV - TENANT’S MONETARY OBLIGATIONS

4.1	Base Rental
4.2	Tenant’s Share of Certain Building Costs
	4.2.1	Pro Rata Share
	4.2.2	Building Operating Costs
	4.2.3	Energy Costs
	4.2.4	Electricity Savings Expenditures
	4.2.5	Estimated Costs
	4.2.6	Adjustment for Occupancy
4.3	Prepaid Rent
4.4	Security Deposit
4.5	Taxes on Tenant’s Property
4.6	Late Payments
4.7	Interest
4.8	Supervision Fee
4.9	Additional Rental

i

ARTICLE V - CONSTRUCTION

ARTICLE VI - SERVICES AND UTILITIES

6.1	Services by Landlord
6.2	Tenant’s Obligations
6.3	Additional Services
	6.3.1	Heating and Air Conditioning
	6.3.2	Electricity
	6.3.3	Cleaning
6.4	Interruption

ARTICLE VII – USE AND OCCUPANCY

7.1	Quiet Enjoyment
7.2	Tenant’s Use
7.3	Rules and Regulations
7.4	Additional Covenants of Tenant
	7.4.1	Applicable Laws
	7.4.2	Waste, Hazards
7.5	Entry by Landlord
7.6	Building Name

ARTICLE VIII – REPAIRS, ALTERATIONS

8.1	Repairs and Maintenance
8.2	Surrender of Premises
8.3	Alterations and Additions by Tenant
	8.3.1	Approval Required
	8.3.2	Complex Alterations
	8.3.3	Standard of Work
	8.3.4	Ownership of Alterations
8.4	Mechanics and Materialmen’s Liens
8.5	Control of Building and Common Areas

ARTICLE IX - INSURANCE

9.1	Tenant’s Insurance
	9.1.1	Liability Insurance
	9.1.2	Property Insurance
	9.1.3	Policy Form
9.2	Indemnity
9.3	Landlord’s Insurance
9.4	Waiver of Subrogation
9.5	Control of Proceeds

ARTICLE X - ASSIGNMENT AND SUBLETTING

10.1	Consent
10.2	Landlord’s Option
10.3	Definition of Assignment
10.4	Bankruptcy, Insolvency
10.5	Landlord’s Assignment

ARTICLE XI - FIRE AND OTHER CASUALTY

11.1	Total Destruction
11.2	Partial Destruction

ARTICLE XII - EMINENT DOMAIN

12.1	Total Taking
12.2	Partial Taking
12.3	Award

ARTICLE XIII - DEFAULT BY TENANT,

13.1	Events of Default
	13.1.1	Monetary Default
	13.1.2	Nonmonetary Default
	13.1.3	Assignment to Creditors
	13.1.4	Insolvency
	13.1.5	Receivership
	13.1.6	Abandonment
13.2	Remedies
	13.2.1	Termination of Lease
	13.2.2	Relet Premises
	13.2.3	Cure Default :
	13.2.4	Injunctive Relief
13.3	Landlord’s Damages
13.4	Remedies Cumulative
13.5	Joint and Several Liability
13.6	Lien for Rent
13.7	Attorneys’ Fees
13.8	Waiver

ARTICLE XIV - SUBORDINATION AND ATTORNMENT

14.1	Subordination
14.2	Attornment
14.3	Further Documentation

ARTICLE XV - CERTIFICATES

15.1	Estoppel Certificates
15.2	Financial Statements

ARTICLE XVI - INTEREST OF LANDLORD

16.1	Consents
16.2	Force Majeure
16.3	Best Efforts
16.4	Exculpation
16.5	Sale of Building

ARTICLE XVII- NOTICES

ARTICLE XVIII - BROKERS

ARTICLE XIX - RELOCATION OF TENANT

19.1	Substitute Premises
19.2	Substitute Premises Rental
19.3	Landlord’s Obligations
19.4	Tenant’s Obligations
19.5	Status of Lease

ARTICLE XX - MISCELLANEOUS

20.1	No Implied Waiver
20.2	No Recording
20.3	Independent Contractor
20.4	Survival,
20.5	Severability
20.6	Amendments
20.7	Binding Effect
20.8	Gender
20.9	Captions
20.10	Exhibits
20.11	Entire Agreement
20.12	Counterparts
20.13	Governing Law and Venue
20.14	No Reservation
20.15	Guaranty

EXHIBITS

Exhibit “A” - Floor Plan of the Premises
Exhibit “B” - Legal Description of Property
Exhibit “C” - Building Operating Cost Examples
Exhibit “D” - Rules and Regulations
Exhibit “E” - Tenant Estoppel Certificate Form
Exhibit “F” - Leasehold Improvements Agreement
Exhibit “G” - Parking Agreement
Exhibit “H”- Acceptance of Premises Memorandum

INDEX OF DEFINED TERMS

Term	Section

Addresses for Notices and Payment of Rent and Other Charges	1.12
Adequate Assurances of Future Performance	10.4
Applicable Laws	7.4.1
Assign, Assignment	10.3
Bankruptcy Code	10.4
Base Rental	1.4
Base Year	1.5
Broker	1.13
Building	2.1
Building Operating Costs	4.2.2
Common Areas	2.5
Commencement Date	3.1
Encumbrances	14.1
Energy Costs	4.2.3
Estimated Building Operating Costs	4.2.4
Estimated Energy Costs	4.2.4
Expiration Date	3.1
First Year Estimated Energy Costs	1.7
Landlord	Preamble
Landlord’s Share of Building and Operating Costs	1.6
Lease	Preamble
Exhibit F	Article V
Premises	1.2
Premises’ Pro Rata Share	4.2.1
Prepaid Rent	1.8
Project Manager	16.6
Property	2.1
Purchaser	14.2
Rentable Square Feet	22.2
Security Deposit	1.9
Sublet, Subletting	10.3
Substitute Premises	19.1
Tenant	1.1
Tenant’s Comprehensive General Liability Insurance	1.11
Term	1.3

v

OFFICE BUILDING LEASE

THIS OFFICE BUILDING LEASE (the “Lease”) is made and entered into as of the 28th day of May, 1998, between Hall Stonebriar Center I Associates, Ltd., a Texas limited partnership (the “Landlord”), and Tenant (as defined below).

ARTICLE I

DEFINED TERMS

For purposes of this Lease, the following terms shall have the respective meanings set forth below.

1.1                                 Tenant: Heartland Card Services, L.L.C. (the “Tenant”), a limited liability corporation organized under the laws of the State of Missouri.

1.2                                 Premises: Designated as Suite 403, outlined and crosshatched on Exhibit “A” hereof and containing approximately two thousand seven hundred sixty nine(2,769) Rentable Square Feet on floor four (4) of the Building. (Article II)

1.3                                 Term: Beginning on Commencement Date (contemplated to be July 1, 1998) and ending June 30, 2003, sixty (60) full calendar months following Commencement Date. (Article III)

1.4                                 Base Rental: Fifty Eight Thousand One Hundred Forty Nine and No/l00 Dollars ($58,149.00) annually [Computed on the basis of Twenty One and No/100 Dollars ($21.00) per Rentable Square Foot] payable in equal monthly installments of Four Thousand Eight Hundred Forty Five and 75/100 Dollars ($4,845.75). (Section 4.1)

1.5                                 Base Year: Calendar year 1999. (Section 4.2)

1.6                                 Landlord’s Share of Building Operating Costs: The actual Building. Operating Costs for the Base Year.

1.7                                 First Year Estimated Energy Costs: Three Thousand Four Hundred Sixty One and 25/100 Dollars ($3,461.25) annually [computed on the basis of One and 25/100 Dollars ($1.25) per Rentable Square Foot], payable in equal monthly installments. (Section 4.2.4.4)

1.8                                 Prepaid Rent: Four Thousand Eight Hundred Forty Five and 75/100 Dollars ($4,845.75) applicable to the first month of the Term. (Section 4.4)

1.9                                 Security Deposit: Nineteen Thousand Three Hundred Eighty Three and No/100 Dollars ($19,383.00).. (Section 4.5)

1.10                           Premises Use: Office space for general office use. (Article VII)

1.11                           Tenant’s Comprehensive General Liability Insurance: One Million and No/100 Dollars ($1,000,000.00) per occurrence. (Section 9.1)

1.12                           Addresses for Notices and Payment of Rent and Other Charges: (Article XVII)

To Tenant:	To Landlord:

Heartland Card Services	Hall Stonebriar Center I Associates, Ltd.,
200 Hanley Rd.	750 N. St. Paul, Suite 200
Suite 300	Dallas, TX 75201
St. Louis, MO 63105	Attn: Building Manager

with copies of notices to:	with copies of notices to:

Heartland Card Services - New Jersey	Hall Financial Group, Ltd.
130 Nassau St.	750 N. St. Paul, Suite 200
2nd Floor	Dallas, Texas 75201
Princeton, NJ 08642	Attn: Mark Depker

1.13                           Broker: Jim Ray Smith. (Article XVIII)

1.14                           Exhibits: The following numbered exhibits (the “Exhibits”) are attached to this Lease and made a part of this Lease for all purposes as if fully set forth herein:

Exhibit “A” - Floor Plan of the Premises

Exhibit “B” - Legal Description of Property

Exhibit “C” - Building Operating Cost Examples

Exhibit “D” - Rules and Regulations

Exhibit “E” - Leasehold Improvements Agreement

Exhibit “F” - Parking Agreement

Exhibit “G”- Acceptance of Premises Memorandum

Exhibit “H”- Termination Amortization

1.15                           Incorporation. Each reference in this Lease or in any exhibit or any attachment to this Lease to any definition set forth in this Article I will be construed to incorporate all of the terms provided under the referenced provision in this Article I. In the event of any conflict between a provision in this Article I and a provision in any other article of or exhibit, rider or attachment to this Lease, the latter will control.

ARTICLE II

PREMISES COMMON AREAS

2.1                                 Demise. Landlord, in consideration of the rent to be paid and of the covenants and agreements in this Lease to be performed by Tenant, does hereby lease and demise unto Tenant the Premises described in Section 1.2, in a building (the “Building”) known as “Stonebriar One” situated on a tract of land in the City of Frisco, Collin County, Texas, and more particularly described in attached Exhibit “B” (the “Property”).

2.2                                 Rentable Area of Building. For all purposes of this Lease, Landlord and Tenant hereby agree that there are 97,712 Rentable Square Feet contained in the Building based on BOMA Measurement Standards.

2.3                                 Acceptance of Premises and Building by Tenant. Except for the completion of any remaining items of Landlord’s Work (as defined in the Leasehold Improvements Agreement, if any) and except for defects which are not observable upon a reasonable inspection and about which Tenant notifies Landlord within six (6) months after taking possession of the Premises, the taking of possession of the Premises by Tenant will be conclusive evidence as to Tenant that: (i) the Premises are suitable for the purposes for which the Premises are leased; (ii) the Building and each and every part and appurtenance thereof are in good and satisfactory condition; and (iii) Tenant waives any defects in the Premises and in all other parts of the Building and the appurtenances thereto. Tenant agrees that upon the occupancy of the Premises, to execute an Acceptance of Premises Memorandum substantially in the form of the attached Exhibit “H”.

2.4                                 Walls, Ceilings. Landlord reserves the right to use all of the Building, including, without limitation, the Premises, the exterior Building walls, core corridor walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Premises, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, as well as access thereto through the Premises, for the purposes of operation, maintenance, decoration and repair, so long as same does not unreasonably interfere with Tenant’s use and occupancy of the Premises. The installation, erection, use and maintenance of any pipes, ducts and conduits in and through the Premises pursuant to this Section 2.4 will not be deemed to interfere with Tenant’s use, enjoyment and occupancy of the Premises, provided that such pipes, ducts and conduits are concealed behind walls or above false ceilings to the extent practicable or otherwise boxed against walls or columns in a manner consistent with Tenant’s decor.

2.5                                 Common Areas. Tenant is hereby granted a nonexclusive, revocable license to use the Common Areas (as hereinafter defined) during the term of this Lease for their intended purposes, in common with others, subject to the terms and conditions of this Lease, including, without limitation, the Rules and Regulations. For purposes hereof, “Common Areas” will mean all areas, spaces, facilities and equipment made available by Landlord for the common and joint use of Landlord, Tenant and others, including, but not limited to, sidewalks, lobbies, loading areas, Building stairs, elevators, and such other areas and facilities, if any, as are designated by Landlord from time to time as Common Areas.

ARTICLE III

TERM

3.1                                 Lease Term. The Term of this Lease shall commence on the date (“Commencement Date”) set forth in a notice to be delivered by Landlord to Tenant as the date on which Tenant may take possession of the Premises and will expire on a date (the “Expiration Date”) which is the number of full calendar months after the Commencement Date set forth in Section 1.3, unless sooner terminated in accordance with the provisions of this Lease.

3.2                                 Delivery of Premises. If possession of the Premises is not actually delivered to Tenant on the contemplated Commencement Date set forth in Section 1.3 for any reason, the obligations of Landlord and Tenant will continue in full force and effect; provided, however, in the event of a delay, the rental payable hereunder will not commence until the date that Landlord has actually delivered possession of the Premises to

Tenant. In addition, this Lease will not be void or voidable, nor will Landlord be liable to Tenant for any loss or damage resulting from any delay in delivering possession of the Premises to Tenant. Suspension of rental will constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of the Premises not having been delivered to Tenant on the contemplated Commencement Date.

3.3                                 Holding Over by Tenant. If Tenant continues to hold the Premises after the Expiration Date or earlier termination of this Lease, Tenant will pay to Landlord, as Base Rental, for each month of such holding over, two (2) times the greater of (i) the amount of the current monthly installments of Base Rental, or (ii) the then current fair market monthly base rental for the Premises, which amount will be due and payable in advance on the first day of each calendar month. During such time as Tenant continues to hold the Premises after the termination hereof, such holding over will be a tenancy at sufferance, subject to all of the terms, provisions, covenants and agreements of this Lease except as modified by this Section 3.3 with respect to the length of the Term and the amount of the Base Rental. No payments of money by Tenant to Landlord after the termination of this Lease or after the giving of any notice of termination by Landlord to Tenant will reinstate, continue or extend the Term or reduce the liability of Tenant to Landlord for damages incurred because of such holding over by Tenant or affect any termination notice given by Landlord to Tenant, and no extension of the Term will be valid unless and until the same will be reduced to writing and signed by both Landlord and Tenant.

ARTICLE IV

TENANT’S MONETARY OBLIGATIONS

4.1                                 Base Rental. Tenant agrees and promises to pay to Landlord at Landlord’s offices in the Building (or at such other place as Landlord may designate from time to time), in lawful money of the United States of America, the Base Rental set forth in Section 1.4 hereof. The monthly installments of Base Rental will be due and payable in advance on the first day of each calendar month during the Term without notice or demand and without any offset or deduction whatsoever. Should the Term commence on a day other than the first day of a calendar month or terminate on a day other than the last day of a calendar month, Base Rental for any such partial month will be prorated on a daily basis. Base Rental for the first partial month, if any, will be payable on Commencement Date notwithstanding the receipt by Landlord of any prepaid rent under this Lease. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct installment of Base Rental or other amount due from Tenant will be deemed to be other than a payment on account, nor will any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy provided by this Lease or by applicable law. The acceptance by Landlord of rental payment(s) on a date after the due date of such payment(s) will not be construed to be a waiver of Landlord’s right to declare a default for a subsequent late payment.

4.2                                 Tenant’s Share of Certain Building Costs

4.2.1                        Pro Rata Share. The Term “Premises’ Pro Rata Share” means the amount obtained by multiplying the fraction having as its numerator the number of Rentable Square Feet in the Premises and as its denominator the number of Rentable Square Feet in the Building, times the cost in question.

4.2.2                        Building Operating Costs. Tenant will pay to Landlord, as additional rental hereunder, in the manner set forth below, an amount equal to the excess of the Premises’ Pro Rata Share of Building Operating Costs for each calendar year of the Term over Landlord’s Share of Building Operating Costs (“Tenant’s Pro Rata Share”). For purposes hereof, the term “Building Operating Costs” means all costs, charges, and expenses incurred by Landlord in connection with owning, operating, maintaining, repairing, insuring and managing the Building and Common Areas except those costs, charges, and expenses included within the definition of Energy Costs. Building Operating Costs include, without limitation, the items enumerated on Exhibit “C” to this Lease. If the Premises’ Pro Rata Share of Building Operating Costs for any calendar year is less than Landlord’s Share of Building Operating Costs, the Premises’ Pro Rata Share of Building Operating Costs will be deemed to be equal to Landlord’s Share of Building Operating Costs.

4.2.3                        Energy Costs. Tenant will pay to Landlord, as additional rental hereunder, in the manner set forth below, the Premises’ Pro Rata Share of Energy Costs for each calendar year of the Term. For purposes hereof, the term “Energy Costs” means the costs charged to or incurred by Landlord for electricity and any and all other forms of energy for the Building, including all costs of metering the Building’s use of energy and all indirect costs of providing such energy, such as, but not limited to, any sales, use or other taxes and insurance.

4.2.4                        Electricity Savings Expenditures. Notwithstanding anything contained in this Lease to the contrary, if for any reason, including but not limited to imposition of governmental requirements, laws or regulations, or in the event Landlord deems it necessary or prudent to expend monies directly or indirectly for the purpose of attempting to reduce energy consumption of the Building and if by generally accepted accounting principals those funds expended are, or may be treated as capital expenditures, the Tenant shall also pay: (i) its prorata share of the utility charges actually incurred, in accordance with the Lease; plus (ii) its prorata share of the savings generated by the capital expenditures for the applicable period, which savings shall be applied toward amortization of those capital expenditures until such time as the savings from the energy reduction have fully amortized and paid for the capital expenditure.

4.2.5                        Estimated Costs. Within ninety (90) days after the end of each calendar year after the Base Year, or as soon thereafter as is reasonably practicable, Landlord will deliver to Tenant a statement (“Statement”) setting forth for the previous calendar year the Building Operating Costs, the Energy Costs, Tenant’s Pro Rata Share of Building Operating Costs and the Premises’ Pro Rata Share of Energy Costs, the amounts paid by Tenant toward Building Operating Costs and Energy Costs and the amounts remaining due from or overpaid by Tenant. In addition, the Statement shall contain Landlord’s estimate of Tenant’s Pro Rata Share of Building Operating Costs (“Estimated Building Operating Costs”) and Landlord’s estimate of the Premises’ Pro Rata Share of Energy Costs (“Estimated Energy Costs”) for the then current calendar year. Any Statement delivered to Tenant by Landlord shall be conclusively presumed to be true and correct unless Tenant delivers a written objection to such Statement to Landlord within fifteen (15) days after delivery thereof.

4.2.4.1               Commencing on the first day of the first month following the delivery to Tenant of each Statement referred to above and on the first day of each month thereafter until delivery to Tenant of the next such Statement, Tenant will pay to Landlord, one-twelfth (1/12th) of the Estimated Building Operating Costs and one-twelfth (1/12) of the Estimated Energy Costs, as contained in the Statement.

4.2.4.2               In addition, within thirty (30) days after the date of delivery of the Statement, Tenant will pay to Landlord the balance of the amounts, if any, required to be paid pursuant to Section 4.2.5 for the previous calendar year, or if Tenant has overpaid such amount, Landlord will refund the amount of such overpayment to Tenant within thirty (30) days, except that Landlord may at Landlord’s option credit any amounts due from Landlord to Tenant against the monthly installments of Base Rental next thereafter coming due.

4.2.4.3               In event that the Commencement Date of this Lease occurs on a day other than the first day of a calendar year, Landlord will notify Tenant of the monthly installments of Estimated Building Operating Costs, if any, for the remainder of such calendar year, no later than thirty (30) days prior to Commencement Date. For such initial calendar year, the Tenant’s Pro Rata Share of the Building Operating Costs shall be prorated based on a fraction the numerator of which shall be the number of days from the Commencement Date to December 31 and the denominator of which is three hundred sixty-five (365).

4.2.4.4               During the initial Base Year, the Premises’ Estimated Energy Costs shall be the amount set forth in Section 1.6 hereof.

4.2.4.5               In the event that this Lease terminates on a date other than the last day of a calendar year, then upon termination Tenant will pay to Landlord a sum equal to Landlord’s estimate of the amount due as of the date of termination, such estimate to be based on the facts currently available to Landlord on the termination date. Landlord and Tenant will thereafter settle the actual amounts owing within thirty (30) days of the final determination of Building Operating Costs and Energy Costs for such year.

4.3                                 Adjustment for Occupancy. During any calendar year in which the Building has less than full occupancy, Building Operating Costs and Energy Costs will be computed as though the Building had been completely occupied for the entire calendar year.

4.4                                 Prepaid Rent. Contemporaneously, with Tenant’s execution of this Lease, Tenant will pay to Landlord the sum specified in Section 1.8 hereof, which sum shall be credited to monthly installments of Base Rental as specified in Section 1.8.

4.5                                 Security Deposit. Contemporaneously, with the execution of this Lease, Tenant will pay Landlord the sum set forth in Section 1.9 as security for the performance by Tenant under this Lease. If Tenant defaults with respect to any provision of this Lease (beyond the expiration of any applicable notice, grace and opportunity to cure provisions) Landlord may but will not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may spend or may become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, Tenant will, upon demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the original amount. The unused balance of the Security Deposit will be returned to Tenant within thirty (30) days after the Expiration Date. Tenant will not assign or encumber Tenant’s interest in the Security Deposit and neither Landlord nor Landlord’s successors or assigns will be bound by any such attempted assignment or encumbrance of the Security Deposit. Tenant shall maintain the Security Deposit at all times during this Lease until Tenant delivers to Landlord financial statements reflecting and net worth of at least Two Million Five Hundred Thousand Dollars ($2,500,000.00).  After Tenant’s delivery to Landlord of audited financial statements evidencing the satisfaction of such financial requirements, Landlord shall abate all Base Rental next accruing under this Lease until Tenant’s Security Deposit is reduced to Four Thousand Eight Hundred Forty Five and No/100 Dollars ($4,845.00).

4.6                                 Taxes on Tenant’s Property. Tenant will be liable for and will pay before delinquency all taxes, assessments, license fees, excise and other charges levied or assessed by any governmental or quasi-governmental authority against personal property, furniture or fixtures placed by Tenant in the Premises, the leasehold estate created hereby, or operations at, occupancy of, or conduct of business in or from the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and if Landlord elects to pay the same or if the assessed value of Landlord’s property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the Premises or the leasehold estate created hereby, and Landlord elects to pay the taxes based on such increase, then Tenant will be liable to Landlord for such payment by Landlord, and Tenant will pay to Landlord upon demand that part of such taxes for which Tenant is so liable.

4.7                                 Late Payments. Should Tenant fail to pay any installment of Base Rental on or before the fifth (5th) day of each calendar month during the Term, a late charge in an amount equal to five percent (5%) of the installment then due, will be paid by Tenant to Landlord at the time of payment of the delinquent sum. The late charge is in addition to any Interest pursuant to Section 4.8 and is agreed by Landlord and Tenant to be a reasonable estimate of the extra administrative expenses incurred by Landlord in handling such delinquencies.

4.8                                 Interest. All monetary obligations of Tenant to Landlord under this Lease remaining unpaid after the due date therefor, will bear interest from and after such date until paid at the lesser of (i) the highest lawful rate or (ii) three percent (3%) over the “prime interest rate” announced from time to time by Citibank N.A. in New York, New York. If no due date is established under the other terms and provisions of this Lease, such due date shall be five (5) days after the date upon which Landlord delivers to Tenant written demand for payment.

4.9                                 Supervision Fee. If Tenant fails to perform any obligation of Tenant under this Lease, Landlord may enter the Premises and perform such obligation without liability to Tenant for any loss or damage to Tenant thereby incurred, and Tenant will reimburse Landlord for the costs incurred by Landlord in connection with such performance, plus twenty percent (20%) of such cost for overhead and supervision, within ten (10) days of receipt of Landlord’s invoice therefor.

4.10                           Additional Rental. All amounts payable by Tenant to Landlord under this Lease in addition to Base Rental shall be deemed to be additional rental and will be payable and recoverable as rent in the manner prescribed in this Lease.

ARTICLE V

CONSTRUCTION

In the event any construction of tenant improvements is necessary for the Premises prior to Commencement Date, such construction will be accomplished and the cost of such construction will be borne by Landlord and/or Tenant in accordance with the Leasehold Improvement Agreement to this Lease, and except as expressly provided therein, Tenant acknowledges that Landlord has not undertaken to perform any modification, alteration or improvement to the Premises.

ARTICLE VI

SERVICES AND UTILITIES

6.1                                 Services by Landlord. Landlord agrees to furnish the following services:

(i)                                     Electric current to the Premises for lighting and machines of low electrical consumption, as may, in the sole judgment of Landlord, be reasonably required for use and occupancy under normal office operations;

(ii)                                  Air conditioning to the Premises, both heating and cooling (as required by the seasons), as may, in the sole judgment of Landlord, be reasonably required for comfortable use and occupancy under normal office operations;

(iii)                               Cold water (at the normal temperature of the supply of water to the Building) for lavatory and toilet purposes, refrigerated water for drinking purposes and hot water (from the regular Building supply at prevailing temperatures) for lavatory purposes, all of such water service to be supplied from the Building’s regular water supply;

(iv)                              Janitorial cleaning service to the Premises including such window washing and wall cleaning as may in the sole judgment of Landlord be reasonably required;

(v)                                 Passenger elevators to the floor(s) on which the Premises are located for ingress to and egress from the Premises and freight elevator service in common with other tenants but only when scheduled through Landlord in advance; and

(vi)                              Electric lighting for all public areas and special service areas of the Building in the manner and to the extent as may be reasonable and standard in the sole judgment of Landlord.

Landlord, Landlord’s cleaning contractor and such cleaning contractor’s employees will have access to the Premises after 5:30 p.m. and before 8:00 a.m. and will have the right to use, without charge therefor, all light, power and water in the Premises reasonably required to clean the Premises as required under this Lease. Landlord will be deemed to have observed and performed the terms and conditions to be performed by Landlord under this Lease, including those relating to the provision of utilities and services, if in so doing Landlord acts in accordance with a directive, policy or request of any governmental or quasi-governmental authority.

6.2                                 Tenant’s Obligations. Tenant will pay, prior to delinquency, charges for all materials and services not expressly the obligation of Landlord that are furnished to or used on or about the Premises during the Term of this Lease.

6.3                                 Additional Services.

6.3.1                        Heating and Air Conditioning. If Tenant requires heating and air conditioning after normal business hours or on days other than normal business days, Landlord will furnish such services upon not less than twenty-four (24) hours’ advance notice from Tenant, and Tenant will pay to Landlord upon demand Landlord’s then established charges therefor. Tenant will not, without Landlord’s prior written consent in each instance, install in the Premises equipment (including computer and telephone equipment) which generates sufficient heat to affect the temperature otherwise maintainable in the Premises by the Building air conditioning system as normally operated. If any such heat generating equipment is installed, Landlord may install such supplementary air conditioning units, facilities or services in the Premises, or make such modifications to the Premises’ air conditioning system, as may in Landlord’s reasonable opinion be required to maintain proper temperature levels, and Tenant will pay Landlord within ten (10) days of receipt of an invoice for the cost thereof, including installation plus Landlord’s supervision fee, operation and maintenance expenses.

6.3.2                        Electricity. Tenant’s use of electric current in the Premises will not at any time exceed the capacity of any of the electrical conductors and equipment in or serving the Premises. Tenant will not, without Landlord’s prior written consent in each instance, connect any fixtures, appliances or equipment to the Building’s electric distribution system other than through outlets existing on Commencement Date or make any alteration or addition to the electric system of the Premises existing on the Commencement Date. Should Landlord grant such consent, all additional risers or other equipment required therefor will be provided and installed by Landlord, and the cost thereof will be paid by Tenant to Landlord within ten (10) days after receipt of an invoice therefor. If Landlord grants such consent or if Landlord from time to time reasonably determines that Tenant’s use of electricity or any other utility or service in the Premises may be disproportionate to the use of other tenants, Landlord may separately charge Tenant for the excess costs attributable to such disproportionate use. Landlord may install separate metering for any utility service, the cost of which separate metering, including installation and Landlord’s supervision fee, Tenant will reimburse to Landlord within ten (10) days after invoicing by Landlord.

6.3.3                        Cleaning. Tenant will pay to Landlord within ten (10) days after receipt of an invoice from Landlord, the costs incurred by Landlord for (a) extra cleaning work in the Premises required because of the nature of the use and occupancy of the Premises by Tenant, and (b) removal from the Premises and the Building of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in business office occupancy or at times other than Landlord’s standard cleaning times. If Tenant desires to have cleaning work done in the Premises in addition to that provided by Landlord pursuant to Section 6.1 hereof, Tenant must employ Landlord’s janitorial cleaning contractor for such services, and the cost of such additional services will be borne solely by Tenant.

6.4                                 Interruption. Landlord reserves the right, without any liability to Tenant and without affecting Tenant’s covenants and obligations hereunder, to stop or interrupt or reduce any of the services listed in Section 6.1 or to stop or interrupt or reduce any other services required of Landlord under this Lease, whenever and for so long as may be necessary, by reason of (i) the making of repairs or changes which Landlord is required or is permitted by this Lease or by law to make or in good faith deems necessary or (ii) any other cause beyond Landlord’s control. Landlord does not warrant that the services provided for in Section 6.1 or elsewhere in this Lease will be free from interruption or stoppage and no such interruption or stoppage will in any manner relieve Tenant of any of Tenant’s obligations under this Lease except as expressly provided in this Lease.

ARTICLE VII

USE AND OCCUPANCY

7.1                                 Quiet Enjoyment. During the Term of this Lease, Landlord agrees to warrant and defend Tenant in the quiet enjoyment and possession of the Premises against any party claiming by, through or under Landlord, subject to the terms of this Lease and any ground lease, mortgage or deed of trust which is now or hereafter placed against the Building or Property, and so long as Tenant is not in default under this Lease. This covenant will be construed as a covenant running with the land, and is not, nor will this covenant be construed as, a personal covenant of Landlord, except to the extent of Landlord’s interest in this Lease and only for so long as such interest continues, and thereafter this covenant will be binding only upon subsequent successors in interest of Landlord’s interest in this Lease, to the extent of such successors’ respective interests, as and when they will acquire the same, and for so long as such successors will retain such interest.

7.2                                 Tenant’s Use. Tenant agrees that the Premises will be used and occupied by Tenant only for those uses permitted by Section 1.10 of this Lease.

7.3                                 Rules and Regulations. Tenant will comply fully with all requirements of the “Rules and Regulations” (herein so called) of the Building which are contained in attached Exhibit “D”; provided that, in the event of any conflict between the provisions of this Lease and the Rules and Regulations, the provisions of this Lease shall control. Landlord will at all times have the right to change such Rules and Regulations or to promulgate other Rules and Regulations in such manner as may be deemed advisable for the safety, care, or cleanliness of the Building and Common Areas, and for the preservation of good order therein, all of which Rules and Regulations, changes and amendments will be forwarded to Tenant in writing and will be carried out and observed by Tenant. Tenant will also be responsible for the compliance with such Rules and Regulations by the agents, employees, licensees and invitees of Tenant. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations against any other tenant or any employees or agents of any other tenant, and Landlord will not be liable to Tenant for violation of the Rules and Regulations by any other tenant or such other tenant’s employees, agents, invitees or licensees.

7.4                                 Additional Covenants of Tenant.

7.4.1                        Applicable Laws. Tenant agrees to use and maintain the Premises in a careful, safe and proper manner and to comply with all applicable laws, ordinances, orders, rules and regulations of all governmental bodies, federal, state, county and municipal (collectively “Applicable Laws”) from time to time in force which affect Tenant’s use or occupancy of the Premises. Tenant will pay all costs, expenses, fines, penalties and damages which may be imposed upon Landlord by reason of or arising out of Tenant’s failure to comply with and observe fully and promptly such Applicable Laws. Tenant will, at Tenant’s expense, procure and maintain all governmental licenses or permits required for the proper and lawful conduct of Tenant’s business in the Premises. Tenant will give prompt notice to Landlord of any notice Tenant receives of the violation of any Applicable Laws.

7.4.2                        Waste, Hazards. Tenant agrees not to commit waste or permit waste to be committed or to allow or permit any public nuisance on or in the Premises. Tenant will not use the Premises or allow or permit the same to be used in any way which will increase the rate of fire or other insurance for the Building or the Building’s contents or which may render the Building uninsurable at normal rates by responsible insurance carriers authorized to do business in the State of Texas or which may render void or voidable any insurance on the Building or the Building’s contents. Tenant will not violate, or permit the violation of, any condition imposed by any insurance policy covering the Building and/or the Property and will not do, or permit anything to be done in the Premises which would result in the cancellation of, or limit the assertion of any defense by the insured, in whole or in part to claims under any policy of insurance in respect of the Building or the Property. In the event that by reason of Tenant’s acts or conduct of business there is an increase in the rate of insurance on the Building or the contents thereof, then Tenant hereby agrees to pay such increase but such payment will not be deemed a waiver of Landlord’s rights to enforce the covenants herein contained.

7.5                                 Entry by Landlord. Landlord will have the right at any time to enter the Premises for the purpose of examining and inspecting the Premises and to make such repairs, additions or alterations to the Premises or other portions of the Building as Landlord may deem necessary or proper for the safety, improvement or preservation of the Premises or of the Building, so long as same do not unreasonably interfere with Tenant’s use and occupancy of the Premises. During the period of eighteen (18) months prior to the expiration date of this Lease, Landlord and Landlord’s agent may show the Premises to prospective tenants.

7.6                                 Building Name. Landlord reserves and retains the right at any time and from time to time to change the name by which the Building is designated.

ARTICLE VIII

REPAIRS. ALTERATIONS

8.1                                 Repairs and Maintenance. Landlord will repair and maintain the structural components of the Building, the basic Building core, the basic Building facilities systems which pass through the Premises and the Common Areas. Tenant will, at Tenant’s expense, take good care of and maintain the Premises in good order, condition and repair, except as provided in the preceding sentence. Tenant will be liable for any damage to the Premises or to any other part of the Building which arises out of any act, omission, misuse or neglect of Tenant or any of Tenant’s subtenant’s, employees, agents, contractors or invitees or any other person entering upon the Premises. Tenant, at Tenant’s expense, will promptly replace all scratched, damaged or broken doors and glass in and about the Premises and will be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Premises and replacement of all light bulbs and fluorescent tubes in the Premises. Any repairs in or to the Premises or the Building for which Tenant is responsible will, after written request, be performed by Landlord at Tenant’s expense (including Landlord’s supervision fee under Section 4.9 hereof).

8.2                                 Surrender of Premises. Upon termination or earlier expiration of this Lease, or upon the exercise by Landlord of Landlord’s right to re-enter the Premises without terminating this Lease, Tenant will deliver the Premises to Landlord in a condition comparable to the condition existing on the Commencement Date, ordinary wear, tear and obsolescence only excepted. Tenant will deliver to Landlord all keys for the Premises and combinations to safes located in the Premises. Tenant will, at Landlord’s option, remove, or cause to be removed, from the Premises or the Building, at Tenant’s expense and as of Expiration Date or earlier termination of this Lease, all of Tenant’s signs, notices, displays, millwork, non-movable trade fixtures, or, subject to Subsection 8.3 of this Lease, any non-Building standard tenant improvements placed in the Premises or the Building. Tenant agrees to repair, at Tenant’s expense, any damage to the Premises or the Building resulting from the removal of any articles of personal property, movable business or trade fixtures, machinery, equipment, furniture, movable partitions or non-Building standard tenant improvements, including without limitation, repairing the floor and patching and painting the walls where reasonably required by Landlord. Tenant’s obligations under this Section 8.2 will survive the expiration or earlier termination of this Lease. If Tenant fails to remove any item of property permitted or required to be removed at the expiration or earlier termination of the Term, Landlord, may, at Landlord’s option, (a) remove such property from the Premises at the expense of Tenant and sell or dispose of same in such manner as Landlord deems advisable, or (b) place such property in storage at the expense of Tenant. Any property of Tenant remaining in the Premises ten (10) days after the Expiration Date or earlier termination of this Lease will be deemed to have been abandoned by Tenant, and in such case such items may be retained by Landlord as Landlord’s property or disposed of by Landlord without accountability to Tenant, in such manner as Landlord determines, at Tenant’s expense.

8.3                                 Alterations and Additions by Tenant.

8.3.1                        Approval Required. Tenant will not make, or cause or permit to be made, any additions, alterations, installations or improvements in or to the Premises (singularly “Alteration” and collectively “Alterations”), without the prior written consent of Landlord. Unless Landlord has waived such requirement in writing, together with Tenant’s request for approval of any Alteration, Tenant must also submit details with respect to the proposed source of funds for the payment of the cost of the Alteration by Tenant, design concept, plans and specifications, names of proposed contractors, and financial and other pertinent information about such contractors (including without limitation, the labor organization affiliation or lack of affiliation of any contractors), certificates of insurance to be maintained by Tenant’s contractors, hours of construction, proposed construction methods, details with respect to the quality of the proposed work and evidence of security (such as payment and performance bonds) to assure timely completion of the work by the contractor and payment by the contractor of all costs of the work. With respect to any Alteration which is visible from outside the Premises, such proposed Alteration must, in the opinion of Landlord, also be architecturally and aesthetically harmonious with the remainder of the Building.

8.3.2                        Complex Alterations. If the nature, volume or complexity of any proposed Alterations causes Landlord to consult with an independent architect, engineer or other consultant, Tenant will reimburse Landlord for the fees and expenses incurred by Landlord. If any improvements will affect the basic heat, ventilation and air conditioning or other Building systems or the Building, Landlord may require that such work be designed by consultants designated by Landlord and be performed by Landlord or Landlord’s contractors.

8.3.3                        Standard of Work. All work to be performed by or for Tenant pursuant hereto will be performed diligently and in a first-class, workmanlike manner, and in compliance with all applicable laws, ordinances, regulations and rules of any public authority having jurisdiction over the Building and/or Tenant and Landlord’s insurance carriers. Landlord will have the right, but not the obligation, to inspect periodically the work on the Premises and may require changes in the method or quality of the work.

8.3.4                        Ownership of Alterations. All Alterations made by or for Tenant (other than the Tenant’s movable trade fixtures), will immediately upon installation become the property of the Landlord, without compensation to the Tenant; provided, however, Landlord will have no obligation to repair or maintain such Alterations. Carpeting, shelving and cabinetry will be deemed improvements of the Premises and not movable trade fixtures, regardless of how or where affixed. Such Alterations will not be removed by Tenant from the Premises either during or at the expiration or earlier termination of the Term and will be surrendered as a part of the Premises unless such Alteration is not Building standard and Landlord has requested that Tenant remove same. Tenant will have the right to request at the time of submission to Landlord of Tenant’s information in connection with a proposed Alteration that Landlord designate which non-Building standard Tenant improvements resulting from such Alteration will be subject to removal at the end of the Term. In the absence of such request, all non-Building standard improvements resulting from such Alteration will be subject to removal. Tenant will reimburse Landlord for the cost of all damage done to the Premises or the Building by the installation and/or removal of any Alterations.

8.4                                 Mechanics and Materialmen’s Liens. Tenant will not permit to be placed upon the Premises, the Building, the Common Areas or the Property during the Term, any mechanics’ or materialmen’s lien or liens caused by or resulting from any work performed, materials furnished or obligations incurred by or at the request of Tenant, and in the case of the filing of any such lien, Tenant promptly will pay the same. If default in payment thereof continues for twenty (20) days after written notice thereof from Landlord to Tenant, Landlord will have the right and privilege, at Landlord’s option, of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, will be additional rental hereunder due from Tenant to Landlord and will be repaid to Landlord within ten (10) days after delivery to Tenant of an invoice therefor.

8.5                                 Control of Building and Common Areas. The Building and Common Areas will be at all times under the exclusive control, management and operation of the Landlord. Landlord hereby reserves the right from time to time (i) to alter or redecorate the Building (including the Common Areas) or construct additional facilities adjoining or proximate to the Building; (ii) to close temporarily doors, entry ways, public spaces and corridors and to interrupt or suspend temporarily Building services and facilities in order to perform any redecorating or alteration or in order to prevent the public from acquiring prescriptive rights in the Common Areas; and (iii) to change the name of the Building.

ARTICLE IX

INSURANCE

9.1                                 Tenant’s Insurance.

9.1.1                        Liability Insurance. Tenant agrees to carry comprehensive general liability insurance, with contractual liability protection in the amount set forth in Section 1.11 hereof.

9.1.2                        Property Insurance. Tenant will also carry “all risk” property insurance in the amount of one hundred percent (100%) of replacement cost on all leasehold improvements, betterments, fixtures and other contents located in the Premises.

9.1.3                        Policy Form. Such insurance will be written by an insurance carrier which carries a Best’s Insurance Report’s rating of at least A XII (or an equivalent rating if Best’s ratings are substantially revised or discontinued) and will name Landlord as either an “additional insured” or insured “as Landlord’s interest will appear”. Landlord will be furnished, within the earlier of thirty (30) days after execution hereof or the date on which Tenant begins occupancy the Premises, with a certificate of insurance of the original policy, and of all renewals within thirty (30) days before the effective dates of such renewals. Such certificate will contain an endorsement to the effect that the insurance company will give Landlord thirty (30) days’ prior written notice by certified mail in the event of cancellation, non-renewal or material change in any such policy. Landlord may from time to time, but not more frequently than once every three (3) years, require that the amount of liability insurance to be maintained by Tenant under Section 9.1.1 be increased, so that the amount thereof adequately protects Landlord’s interest.

9.2                                 Indemnity. BECAUSE TENANT HAS AGREED TO CARRY INSURANCE TO COVER SAME, TENANT HEREBY AGREES TO HOLD LANDLORD HARMLESS FROM AND DEFEND LANDLORD AGAINST ANY LOSSES, COSTS, EXPENSES, LIABILITIES OR CLAIMS FOR DAMAGE (INCLUDING REASONABLE ATTORNEYS’ FEES) WHICH RESULT FROM ANY OCCURRENCES ON THE PREMISES OR WHICH RESULT DIRECTLY OR INDIRECTLY FROM TENANT’S USE AND OCCUPANCY OF THE PREMISES.  FOR PURPOSES OF THIS SECTION 9.2, THE TERM “LANDLORD” SHALL BE DEEMED TO INCLUDE ANY PARTNER, PRINCIPAL, DIRECTOR, OFFICER, AGENT, SERVANT OR EMPLOYEE OF LANDLORD.

9.3                                 Landlord’s Insurance. Landlord hereby agrees to maintain “all risk” property insurance on the Building adequate to provide at least ninety percent (90%) of replacement value; provided, however, that Landlord shall have the right to self-insure this obligation.

9.4                                 Waiver of Subrogation. EACH PARTY AGREES TO NOTIFY SUCH PARTY’S PROPERTY INSURANCE CARRIER OF THE EXISTENCE OF THIS WAIVER OF SUBROGATION PROVISION AND TO HAVE INCLUDED IN EACH OF THE PROPERTY INSURANCE POLICIES REQUIRED TO BE CARRIED BY SUCH PARTY UNDER THIS LEASE A WAIVER OF THE INSURER’S RIGHT OF SUBROGATION AGAINST THE OTHER PARTY DURING THE TERM OF THIS LEASE OR, IF SUCH WAIVER SHOULD BE UNOBTAINABLE OR UNENFORCEABLE, (I) AN EXPRESS AGREEMENT THAT SUCH POLICY WILL NOT BE INVALIDATED IF THE INSURED WAIVES THE RIGHT OF RECOVERY AGAINST ANY PARTY RESPONSIBLE FOR A CASUALTY COVERED BY THE POLICY BEFORE THE CASUALTY OR (II) ANY OTHER FORM OF PERMISSION FOR THE RELEASE OF THE OTHER PARTY. IF SUCH WAIVER,

AGREEMENT OR PERMISSION IS NOT, OR CEASES TO BE, OBTAINABLE FROM EITHER PARTY’S THEN CURRENT INSURANCE COMPANY, THE INSURED PARTY WILL NOTIFY THE OTHER PARTY PROMPTLY AFTER LEARNING THEREOF, AND SHALL USE SUCH PARTY’S BEST EFFORTS TO OBTAIN SAME FROM ANOTHER ACCEPTABLE INSURANCE COMPANY. EACH PARTY HEREBY RELEASES THE OTHER PARTY, WITH RESPECT TO ANY CLAIM (INCLUDING A CLAIM FOR NEGLIGENCE) WHICH SUCH PARTY MIGHT OTHERWISE HAVE AGAINST THE OTHER PARTY, FOR LOSS, DAMAGE OR DESTRUCTION WITH RESPECT TO SUCH PARTY’S PROPERTY OCCURRING DURING THE TERM OF THE LEASE WITH RESPECT TO ANY LOSS, DAMAGE OR DESTRUCTION INSURED UNDER A POLICY OR POLICIES CONTAINING A WAIVER OF SUBROGATION OR PERMISSION TO RELEASE LIABILITY, AS PROVIDED ABOVE.

9.5                                 Control of Proceeds. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises will be for the sole benefit of the party carrying such insurance and under such party’s sole control.

ARTICLE X

ASSIGNMENT AND SUBLETTING

10.1                           Consent. Tenant will not assign this Lease or sublet all or any portion of the Premises without the prior consent of the Landlord. If consent to any assignment or subletting is given by Landlord, such consent will not relieve the Tenant or any guarantor of this Lease from any obligation or liability under this Lease. If this Lease is assigned or any part of the Premises is occupied by any person other than the Tenant without the consent of Landlord, the Landlord may nevertheless collect Base Rental and additional rent from the assignee or occupant, and apply the net amount collected to the Base Rental and other amounts payable under this Lease but, in no event will such collection be construed as a waiver of this covenant. The consent by Landlord to any assignment or subletting shall not relieve Tenant, or any permitted sublessee or assignee, from obtaining the express consent of Landlord to any further assignment or subletting.

10.2                           Landlord’s Option. If the Tenant desires to assign this Lease or sublet all or part of the Premises, Tenant will notify Landlord at least sixty (60) days in advance of the date on which Tenant desires to make such assignment or enter into such sublease. Tenant will provide Landlord with a copy of the proposed assignment or sublease, and sufficient information concerning the proposed sublessee or assignee to allow Landlord to make informed judgments as to the financial condition, reputation, operations and general desirability of the proposed assignee or subtenant(s). Within thirty (30) days after Landlord’s receipt of Tenant’s proposed assignment or sublease and all required information concerning the proposed subtenant(s) or assignee, Landlord will have the option to:

(i)                                     Cancel this Lease as to all of the Premises on the effective or commencement date of such proposed assignment or subletting, if Tenant proposes to assign Tenant’s interest in the Lease or sublet more than fifty percent (50%) of the Premises, or cancel this Lease as to the portion of the Premises proposed to be sublet if Tenant proposes to sublet less than fifty percent (50%) of the Premises; or

(ii)                                  Consent to the proposed assignment or sublease, provided, however, if the rent due and payable by any assignee or sublessee under any such permitted assignment or sublease (or a combination of the rent payable under such assignment or sublease plus any bonus or any other consideration for the assignment or sublease or any payment incident to the assignment or sublease) exceeds the rent payable under the Lease for such space, Tenant will pay to Landlord all of such excess rent and other excess consideration within ten (10) days following receipt of such excess rent and/or consideration by Tenant; or

(iii)                               Sublease the Premises, or so much of the Premises as Tenant proposes to sublease, from Tenant upon the same terms and conditions as are contained in the proposed sublease or assignment; or

(iv)                              Refuse to consent to the proposed assignment or sublease but allow Tenant to continue in the search for an assignee or sublessee that will be acceptable to Landlord, which option will be deemed to be elected unless Landlord gives Tenant notice providing otherwise.

10.3                           Definition of Assignment. The use of the words “assignment”, “subletting”, “assign”, or “assigned” or “sublet” in this Article X will include (i) the pledging, mortgaging or encumbering of Tenant’s interest in this Lease, or the Premises or any part thereof, (ii) the total or partial occupation of all or any part of the Premises by any person, firm, partnership, or corporation, to any groups of persons, firms partnerships, or corporations, or any combination thereof, other than Tenant, (iii) an assignment or transfer by operation of law, and (iv) with respect to a corporation, partnership, or other business entity, a transfer or issue by sale, assignment, bequest, inheritance, operation of law, or other disposition, or by subscription, any part or all of the corporate shares of or general partnership interest or other interests in the Tenant, so as to result in any change in the present effective voting control of the Tenant by the party or parties holding such voting control on the date of this Lease. Upon the request of Landlord, Tenant will make available to the Landlord or to Landlord’s representatives, for inspection all books and records of the Tenant necessary to ascertain whether there has, in effect, been a change in control of Tenant. Item (iv) of this Section 10.3 will not apply to a corporation whose shares are traded on a nationally recognized stock exchange.

10.4                           Bankruptcy, Insolvency. If this Lease is assigned to any person or entity pursuant to the provisions of the Federal Bankruptcy Code, 11 U.S.C. § 101, et seq., as subsequently amended (the “Bankruptcy Code), any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment will be paid or delivered to Landlord, will be and remain the exclusive property of Landlord and will not constitute property of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord will be held in trust for the benefit of Landlord and be promptly paid to or turned over to Landlord. For purposes of Section 365(f)(2) of the Bankruptcy Code “adequate assurances of future performance” will include, but not be limited to, a Security Deposit, net worth, and creditworthiness equal to that of Tenant on the date of this Lease. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, will be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee will upon demand execute and deliver to Landlord an instrument confirming such assumption.

10.5                           Landlord’s Assignment. Landlord shall have the right to sell, convey, transfer, assign, pledge, mortgage or encumber, in whole or in part, all and every feature of Landlord’s rights and obligations hereunder and in the Building and the Property. Upon the occurrence of any sale, conveyance, transfer or assignment, such successor in interest shall be deemed to have assumed Landlord’s rights and obligations under this Lease, Landlord will be released from all obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

ARTICLE XI

FIRE AND OTHER CASUALTY

11.1                           Total Destruction. In the event that the Building is totally destroyed by fire, tornado or other casualty or in the event the Premises or the Building is so damaged that rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of such damage, either Landlord or Tenant may terminate this Lease, in which event rent will be abated during the unexpired portion of the Term of this Lease effective from the date of such damage. If Tenant wishes to terminate this Lease, Tenant must do so by notifying Landlord in writing of such election within thirty (30) days after the date of the occurrence of the casualty. In determining whether rebuilding or repair can be completed within one hundred eighty (180) days, a statement of the estimated time for rebuilding or repair certified to by Landlord’s architect will be conclusive.

11.2                           Partial Destruction. In the event the Building or the Premises is damaged by fire, tornado or other casualty, but only to such extent that rebuilding or repairs can be completed within one hundred eighty (180) days after the date of such damage, or if the damage is more serious but neither Landlord nor Tenant elects to terminate this Lease, Landlord will within sixty (60) days after the date of such damage commence to rebuild or repair the Building and/or the Premises and proceed with reasonable diligence to restore the Building and/or the Premises to substantially the same condition in which the same existed immediately prior to the happening of the casualty, except that Landlord will not be required to rebuild, repair or replace any part of the furniture, equipment, fixtures and leasehold improvements which have been placed by Tenant, or on behalf of Tenant, on or within the Premises. Landlord will allow Tenant a fair diminution of rental during the time the Premises are unfit for occupancy. In the event any mortgagee under a deed of trust, security agreement or mortgage on the Building require that the insurance proceeds be applied to the debt secured thereby, Landlord will have no obligation to rebuild, and if Landlord elects not to rebuild, this Lease will terminate upon notice of such election to Tenant. Except as specifically provided above, there will be no reduction of rental and Landlord shall have no liability to Tenant by reason of any injury to or interference with Tenant’s business or property arising from fire or other casualty, howsoever caused, or from the making of any repairs resulting therefrom in or to any portion of the Building of the Premises.

ARTICLE XII

EMINENT DOMAIN

12.1                           Total Taking. If the whole or substantially the whole of the Building or of the Premises is condemned or taken in any manner including a voluntary conveyance by Landlord in lieu of condemnation, during the Term of this Lease by any governmental or quasi-governmental agency having the power of eminent domain, this Lease will terminate as of the date of taking of possession for such purpose. If less than the whole or substantially the whole of the Building or the Premises is taken but the portion of the Premise taken is so great that Tenant cannot continue to conduct business in a manner comparable to the manner in which Tenant conducted Tenant’s business prior to the taking, Tenant may elect to terminate this Lease by delivering written notice thereof to Landlord and thereupon this Lease will terminate upon the date of the taking.

12.2                           Partial Taking. If less than the whole or substantially the whole of the Building or the Premises is taken but the portion of the Building or the Property taken is such that the taking materially adversely affects the value of the Property or the Building, Landlord may elect to terminate this Lease by delivering written notice thereof to Tenant and thereupon this Lease will terminate upon the date of the taking. Any election to terminate this Lease pursuant to the preceding sentences must be exercised within sixty (60) days after the date of taking. Upon any condemnation of less than the whole of the Building or the Premises which does not result in the termination of this Lease as described above, this Lease will nevertheless terminate as to the portion of the Premises so taken and continue in full force and effect as to the remaining portion of the Premises and the rent payable hereunder will abate with respect to the portion of the Premises so taken (with no effect on the rental payable for the remainder of the Premises).

12.3                           Award. Landlord shall be entitled to receive the entire award in any condemnation proceeding for a permanent taking which affects the Building or the Premises described in this Sections 12.1 and 12.2, including without limitation, any award for the value of the unexpired portion of the Term of this Lease. Tenant hereby expressly assigns to Landlord all of Tenant’s right, title and interest in and to any such award or payment for a permanent taking. No temporary taking of the Premises, and/or Tenant’s rights therein, by a public or quasi-public agency under the right of eminent domain will terminate this Lease or give Tenant any right to any abatement of Base Rental or Additional Rent under this Lease. Any award made to Tenant by reason of any temporary taking will belong entirely to Tenant and Landlord will not be entitled to share in such award.

ARTICLE XIII

DEFAULT BY TENANT

13.1                           Events of Default. The occurrence of any of the following will constitute a default by Tenant under this Lease:

13.1.1                  Monetary Default. If Tenant fails to pay any monetary obligation of Tenant under this Lease at the time such monetary obligation is due and such failure continues for five (5) days after delivery of written notice from Landlord to Tenant specifying such default.

13.1.2                  Nonmonetary Default. If Tenant fails to comply with any term, provision or covenant of this Lease, other than the payment of monetary obligations, within thirty (30) days after written notice from Landlord that Tenant has failed to comply with such term, provision or covenant.

13.1.3                  Assignment to Creditors. If Tenant shall make a general assignment for the benefit of creditors.

13.1.4                  Insolvency. If Tenant becomes insolvent, or unable to pay Tenant’s debts as the same become due, or Tenant files or there is filed against Tenant and not dismissed within a period of sixty (60) days, a petition seeking entry as to Tenant of an order for relief under any chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any State thereof.

13.1.5                  Receivership. If a receiver, custodian, examiner, sequestrator or trustee if appointed for all or substantially all of the assets of Tenant and the same is not terminated or stayed within sixty (60) days.

13.1.6                  Abandonment. If Tenant fails to take possession or delivery of the Premises within ten (10) days after tender by Landlord or deserts or vacates any substantial portion of the Premises for a period of ten (10) or more consecutive days.

As used in this Section 13.1, the term “Tenant” includes any guarantor of Tenant’s obligations under this Lease.

13.2                           Remedies. Upon the occurrence of any event of default specified in Sections 13.1.1., 13.1.2, or 13.1.6, Landlord will have the option to pursue any one or more of the following remedies without any further notice or demand whatsoever. Upon the occurrence of any other event of default under Section 13.1, this Lease will automatically terminate without action on the part of Landlord and Section 13.2.1 will control.

13.2.1                  Termination of Lease. Landlord may terminate this Lease under Section 13.2, in which event Tenant will immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord may, without prejudice to any other remedy which Landlord may have for possession of the Premises or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other party who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor. Tenant will pay to Landlord on the date of such termination damages in an amount equal to the greater of (i) the excess, if any, of the present value of the total amount of all rental and other amounts to be paid by Tenant to Landlord hereunder for the period which would otherwise have constituted the unexpired portion of the Term of this Lease over the present value of the fair market rental value of the Premises for such unexpired portion of the Term of this Lease, or (ii) one (1) year of Base Rental.

13.2.2                  Relet Premises. Landlord may enter upon and take possession of the Premises and expel or remove Tenant and any other party who may be occupying the Premises or any part thereof without being liable for prosecution or any claim for damages therefor, and if Landlord so elects, relet the Premises on such terms as Landlord deems advisable and receive the rental thereof. Tenant will pay to Landlord on demand any deficiency that may arise by reason of such reletting for the remainder of the Term of this Lease. If the Premises or any portion thereof are relet by Landlord during the unexpired portion of the Term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rental reserved upon such reletting will, prima facie, be the fair and reasonable rental value for the Premises, or part thereof, so relet during the term of the reletting. Landlord will not be liable in any way whatsoever for Landlord’s failure or refusal to relet the Premises or any portion thereof, or if the Premises or any portion thereof are relet, for Landlord’s failure to collect the rental under such reletting, and no such refusal or failure to relet or failure to collect rental will release or affect Tenant’s liability for damages or otherwise under this Lease. No re-entry or taking of possession of the Premises by Landlord will be construed as an election on Landlord’s part to terminate this Lease, unless a written notice of such intention is given to Tenant. Notwithstanding any reletting or reentry or taking possession, Landlord may at any time thereafter elect to terminate this Lease for a previous default.

13.2.3                  Cure Default. Landlord may enter upon the Premises without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease. Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease together with Landlord’s supervision fee, and Tenant further agrees that Landlord will not be liable for any damages resulting to Tenant from such action.

13.2.4                  Injunctive Relief. In the event of a breach or threatened breach by Tenant of any of Tenant’s obligations under this Lease, Tenant expressly acknowledges and agrees that Landlord will also have the right of injunction.

13.3                           Landlord’s Damages. The loss or damage suffered by Landlord by reason of termination of this Lease or the deficiency from any reletting as provided for above will include the expense of repossession and any repairs or remodeling undertaken by Landlord following repossession, brokerage fees resulting from reletting the Premises, and all damages Landlord may incur by reason of such default, including without limitation, the cost of recovering the Premises.

13.4                           Remedies Cumulative. The specific remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein. Pursuit of any of the foregoing remedies will not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor will pursuit of any remedy herein provided constitute a forfeiture or waiver of any rental due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained.

13.5                           Joint and Several Liability. If more than one party is defined as Tenant in this Lease, all of the duties, obligations, promises, covenants and agreements contained in this Lease to be paid and performed by Tenant will be the joint and several obligation of all parties defined as Tenant. Each party defined as Tenant agrees that Landlord in Landlord’s sole discretion may (i) institute or bring suit against each such party, jointly and severally, or against any one or more of such parties, (ii) compromise or settle with any one or more of such parties for such consideration as Landlord may deem proper, and (iii) release one or more of such parties from liability hereunder, and that no such action by Landlord will impair or affect Landlord’s right to collect costs, expenses, losses or damages incurred or suffered by Landlord from the other parties defined as Tenant, or any of such parties, not so sued, compromised, settled with or released.

13.6                           Lien for Rent. In order to secure Landlord in the payment of Tenant of all rental and other sums herein agreed and provided to be paid by Tenant to Landlord hereunder, Tenant hereby grants to Landlord an express contractual lien upon all property of Tenant now or hereafter placed in or upon the Premises, except such part of such property as may be exchanged, replaced or sold from time to time in the ordinary course of the operations of Tenant, and all such property will be and remain subject to such lien of Landlord and, subject to foreclosure in accordance with the applicable laws of the State of Texas. Such express lien will be in addition to and cumulative of the Landlord’s lien provided by the laws of the State of Texas. For the purpose of securing all rental and other sums due hereunder, this Lease shall also be deemed a security agreement under the Uniform Commercial Code as such is in effect in the State of Texas, and Landlord shall have all rights and remedies provided by such Uniform Commercial Code. Landlord and Tenant agree that five (5) days notice of public or private sale in the event of foreclosure of the rights of Landlord under this security agreement shall be reasonable notice. Tenant agrees to execute from time to time financing statements required by Landlord to perfect the lien hereby created.

13.7                           Attorneys’ Fees. If legal action is necessary in order for Landlord or Tenant to enforce this Lease against the other party, the prevailing party will be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which the prevailing party is entitled.

13.8                           Waiver. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default will not be deemed or construed to constitute a waiver of any other violation or default. Landlord’s acceptance of rental following an event of default will not be construed as a waiver by Landlord of such event of default, nor be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained.

ARTICLE XIV

SUBORDINATION AND ATTORNMENT

14.1                           Subordination. Tenant hereby subordinates this Lease and all rights of Tenant hereunder to any ground lease, mortgage or deed of trust and all liens created pursuant to future advances thereunder which are now or which may from time to time be placed upon the Premises, the Building, the Property or any part thereof, and any such ground lease, mortgage or deed of trust and all modifications, consolidations, replacements and extensions thereof (all such encumbrances being collectively referred to herein as the “Encumbrances” or individually as an “Encumbrance”) will be superior to and have priority over this Lease. This Section 14.1 is self-operative and no further instrument of subordination is required.

14.2                           Attornment. Tenant further covenants and agrees that if the lessor of any ground lease acquires title to the Property through termination or assignment of such ground lease or if the holder of any mortgage or deed of trust acquires the Premises by foreclosure or deed in lieu of foreclosure, or if any other party acquires the Premises as a purchaser at any foreclosure sale (any such lessor of any ground lease, holder of any mortgage or deed of trust or purchaser at a foreclosure sale being each hereinafter referred to as the “Purchaser”), Tenant will thereafter, but only at the option of the Purchaser, as evidenced by the written notice of the Purchaser’s election given to Tenant within a reasonable time after the Purchaser’s acquisition of title, remain bound by novation or otherwise to the same effect as if a new and identical lease containing the terms of this Lease between the Purchaser, as landlord, and Tenant, as tenant, had been entered into for the remainder of the Term of this Lease effective on the date of the Purchaser’s acquisition of title.

14.3                           Further Documentation. Tenant agrees to execute any instrument(s) which may be deemed necessary or desirable to effect the subordination of this Lease to each such Encumbrance or to confirm any election to continue this Lease in effect in the event of foreclosure or ground lease termination or assignment, as above provided. Landlord is hereby irrevocably appointed and authorized as agent and attorney-in-fact (such power to be deemed to be coupled with an interest) of Tenant to execute and deliver all such subordination instruments in the event that Tenant fails to execute and deliver such instruments within five (5) days after notice from landlord requesting the execution thereof. The Purchaser will not be liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord. If the Purchaser requires any modification(s) of this Lease, Tenant will, at Landlord’s request, promptly execute and deliver to Landlord such instruments effecting such modification(s) as the Purchaser requires, provided that such modification(s) do not adversely affect in any material respect any of Tenant’s monetary obligations under this Lease.

ARTICLE XV

CERTIFICATES

15.1                           Estoppel Certificates. Tenant agrees that upon tender of possession of the Premises and from time to time thereafter, upon not less than ten (10) days’ prior written request by Landlord, or any mortgagee of Landlord, Tenant will execute, acknowledge and deliver to Landlord and for such mortgagee a statement in a form acceptable to Landlord’s mortgagee. Any such statement may be relied upon by any prospective transferee or mortgagee of all or any portion of the Building or the Property, or any assignee of any such persons. If Tenant fails to deliver timely such statement, Tenant shall be deemed to have acknowledged that this Lease is in full force and effect, without modification except as may be represented by Landlord, and that there are no uncured defaults in Landlord’s performance.

15.2                           Financial Statements. Landlord will have the right to request financial statements from Tenant for purposes of selling, financing or refinancing the Building. Tenant shall, within ten (10) days after receipt of a request from Landlord setting forth the purposes for which such financial statement will be used, deliver to Landlord a current financial statement certified by Tenant’s chief financial officer to be true and correct and to fairly express Tenant’s current financial condition. All such financial statements will be received by Landlord in confidence and used only for the purposes set forth in the request.

ARTICLE XVI

INTEREST OF LANDLORD

16.1                           Consents. If Tenant requires Landlord’s consent under any provision of this Lease and Landlord fails or refuses to give such consent, Tenant will not be entitled to any damages for any withholding by Landlord of Landlord’s consent; it being intended that Tenant’s sole remedy will be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in this Lease not to unreasonably withhold Landlord’s consent or where as a matter of law Landlord may not unreasonably withhold Landlord’s consent.

16.2                           Force Majeure. Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord will not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of Landlord.

16.3                           Best Efforts. Whenever in this Lease or any exhibit hereto there is imposed upon Landlord the obligation to use Landlord’s best efforts or reasonable efforts or diligence, Landlord will be required to exert such efforts or diligence only to the extent the same are economically feasible and will not impose upon Landlord extraordinary financial or other burdens.

16.4                           Exculpation. In any action brought by Tenant against Landlord, Tenant will look only to Landlord’s interest in the Property and the Building for satisfaction of Tenant’s remedies or for the collection of a judgment or other judicial process requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord, disclosed or undisclosed, will be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant’s use and occupancy of the Premises. As used in this Section 16.4, the term “Landlord” will be deemed to include any (i) partner, (ii) principal (disclosed or undisclosed), (iii) director, officer, or shareholder of any corporation which is Landlord or a partner of Landlord, or (iv) agent, servant or employee of Landlord.

16.5                           Sale of Building. The term “Landlord” will mean only the owner at the time in question of the fee title or a tenant’s interest in a ground lease of the Premises. The obligations contained in this Lease to be performed by Landlord will be binding on Landlord and Landlord’s successors and assigns only during their respective periods of ownership. In the event of a sale of the Building or assignment of this Lease by Landlord, Landlord will have the right to transfer the Security Deposit to Landlord’s vendee or assignee, subject to Tenant’s rights therein, and Landlord will thereafter be released from any liability to Tenant with respect to the return of the Security Deposit to Tenant.

ARTICLE XVII

NOTICES

Each provision of this Lease with reference to the sending, mailing, or delivery of any notice, or with reference to the making of any payment by Tenant to Landlord, will be deemed to be complied with when and if the following steps are taken:

(i)                                     All rent and other payments required to be made by Tenant to Landlord hereunder will be payable to Landlord at the address set forth in Section 1.12, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

(ii)                                  Any notice or document required to be delivered hereunder will be deemed to be delivered, whether or not received, when deposited in the United States Postal Service, postage prepaid, certified or registered mail, with return receipt requested, addressed to the parties hereto at the respective addresses set forth in Section 1.12, or at such other address as they have theretofore specified by written notice delivered in accordance herewith, provided that after the Commencement Date, Tenant’s address for notice or other communication will be Tenant’s address in the Building.

ARTICLE XVIII

BROKERS

Tenant warrants and represents that Tenant has had no dealings with any broker or agent (other than the Broker named in Section 1.13, if any) in connection with the negotiation or execution of this Lease. Tenant hereby agrees to indemnify and hold Landlord harmless from any such claims or liability arising or resulting from anyone claiming such a commission by, through or under Tenant.

ARTICLE XIX

RELOCATION OF TENANT

19.1                           Substitute Premises. Landlord may, at Landlord’s option, before or after the Commencement Date, elect by giving ninety (90) days prior written notice to Tenant to substitute for the Premises other office space in the Building or the Stonebriar Office Park in which the Building is located (the “Substitute Premises”) designated by Landlord, provided that the Substitute Premises contain approximately the same number of Rentable Square Feet as the Premises and have a configuration and amenities substantially similar to that of the Premises. Landlord’s notice will be accompanied by a plan of the Substitute Premises, and such notice or plan will set forth the number of Rental Square Feet contained in the Substitute Premises. Tenant will vacate and surrender the Premises and will occupy the Substitute Premises promptly [and, in any event, not later than fifteen (15) days] after Landlord has substantially completed the work to be performed by Landlord in the Substitute Premises pursuant to Section 19.3

19.2                           Substitute Premises Rental. The Base Rental for the Substitute Premises will be the product of the Base Rental rate per Rentable Square Foot under the Lease at such time multiplied by the number of Rentable Square Feet in the Substitute Premises. In addition to the payment of Base Rental for the Substitute Premises, Tenant will pay the Tenant’s Pro Rata Share of Building Operating Costs and the Premises’ Pro Rata Share of Energy Costs in accordance with Section 4.2 hereof, except that the Pro Rata Shares of such costs shall be subject to adjustment based upon the number of Rentable Square Feet contained in the Substitute Premises.

19.3                           Landlord’s Obligations. Tenant will not be entitled to any compensation for any inconvenience or interference with Tenant’s business due to relocation of Tenant, nor to any abatement or reduction of Base Rental or additional rental under this Lease; but Landlord shall, at Landlord’s expense, do the following: (i) furnish and install in the Substitute Premises fixtures, equipment, improvements and appurtenances at least equal in quantity and quality to those contained in the Premises at the time such notice of substitution is given by Landlord, (ii) provide to Tenant personnel to perform under Tenant’s direction the moving of Tenant’s personal property and fixtures from the Premises to the Substitute Premises, (iii) promptly reimburse Tenant for Tenant’s actual and reasonable out-of-pocket costs incurred by Tenant in connection with the relocation of any telephone or other communications equipment from the Premises to the Substitute Premises, and (iv) promptly reimburse Tenant for any other actual and reasonable out-of-pocket costs incurred by Tenant in connection with the Tenant’s move from the Premises to the Substitute Premises, provided such costs are approved by Landlord in advance, which approval will not be unreasonably withheld or delayed.

19.4                           Tenant’s Obligations. Tenant agrees to cooperate with Landlord so as to facilitate the prompt completion by Landlord of Landlord’s obligations under this Article XIX and the prompt surrender by Tenant of the Premises. Without limiting the generality of the preceding sentence, Tenant agrees (i) to provide to Landlord promptly any approvals or instructions, and any plans and specifications or any other information reasonably requested by Landlord, and (ii) to promptly perform in the Substitute Premises any work to be performed therein by Tenant to prepare the same for Tenant’s occupancy.

19.5                           Status of Lease. From and after the date that Tenant actually vacates and surrenders the Premises to Landlord, this Lease (i) will no longer apply to the Premises, except with respect to obligations which accrued on or prior to such surrender date, and (ii) will apply to the Substitute Premises as if the Substitute Premises had been the space originally demised under this Lease.

ARTICLE XX

MISCELLANEOUS

20.1                           No Implied Waiver. No provision of this Lease will be deemed to have been released or waived by Landlord unless such release or waiver is in writing and is signed by Landlord.

20.2                           No Recording. Tenant agrees that Tenant will not record this Lease or a memorandum thereof or a reference thereto without first securing the prior written consent of Landlord, which may be withheld at Landlord’s sole discretion. However, Tenant agrees upon the written request of Landlord to execute, acknowledge and deliver to Landlord a short form lease in recordable form. Such memorandum shall not be deemed to change or affect any of the obligations or provisions of this Lease.

20.3                           Independent Contractor. It is understood and agreed that in leasing and operating the Premises, Tenant is acting as an independent contractor and is not acting as agent, partner, joint venturer or employee of Landlord, and nothing contained in this Lease shall create any relationship between the parties hereto other than that of Landlord and Tenant.

20.4                           Survival. All of the terms, conditions, covenants, promises and agreements contained in this Lease will survive the expiration or termination of this Lease with respect to all rights or remedies which have accrued prior to such expiration or termination.

20.5                           Severability. If any term or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease will not be affected thereby. Each covenant, agreement, obligation or other provision of this Lease to be performed by Tenant will be deemed and construed as a separate and independent covenant of Tenant and not as dependent on any other provision of this Lease.

20.6                           Amendments. This Lease may not be altered, changed or amended, except by an instrument in writing signed by both parties hereto. No custom or practice which may arise between the parties in the administration of the terms, provisions, covenants and conditions hereof will be construed to modify, waive or lessen the rights of Landlord hereunder.

20.7                           Binding Effect. The terms, provisions, covenants and conditions contained in this Lease will apply to, inure to the benefit of, and be binding upon the parties hereto, and upon such parties’ respective permitted assigns, successors in interest and legal representatives, except as otherwise herein expressly provided.

20.8                           Gender. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural unless the context otherwise requires.

20.9                           Captions. The captions contained in this Lease are for convenience of reference only, and in no way limit or enlarge the terms, provisions, covenants and conditions of this Lease.

20.10                     Exhibits. All exhibits, attachments, annexed or referenced instruments and addenda referred to herein shall be considered a part hereof for all purposes with the same force and effect as if copied verbatim herein.

20.11                     Entire Agreement. This Lease, and the attachments, riders and exhibits thereto constitute the entire agreement between the parties hereto with respect to the subject matter of this Lease. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this Lease and shall expressly refer to this Lease. All understanding and agreements heretofore had between the parties are merged in this Lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation with neither party relying upon any statement or representation not embodied in this Lease or in other written agreement(s) made concurrently herewith.

20.12                     Counterparts. This Lease may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument.

20.13                     Governing Law and Venue. This Lease and all of the transactions contemplated herein shall be governed by and construed in accordance with the laws of the State of Texas, and Landlord and Tenant both irrevocably agree that their respective agreements and obligations hereunder will be performable in Dallas County, Texas, and that venue for any action arising under or relating to the terms of this Lease shall be in Dallas County, Texas.

20.14                     No Reservation. Submission by Landlord of this instrument to Tenant for examination or signature does not constitute a reservation of or option for lease. This Lease will be effective as a lease or otherwise only upon execution and delivery by both Landlord and Tenant.

20.16                     Termination Option. In the event that Tenant is not in default of any term, condition or covenant of this Lease, Tenant shall have the option to terminate this Lease (the “Termination Option”)in the thirty seventh (37th) month or the forty ninth (49th) month of the Lease. The exercise of the Termination Option is subject to, and conditioned upon, the satisfaction of the following terms and conditions:

(i)                                     Tenant shall give Landlord one hundred eighty (180) days advance written notice prior to the month in which it desires to terminate the Lease.

(ii) Upon termination of the Lease by the exercise of the Termination Option, Tenant shall pay to Landlord an amount equal to the amount of all the unpaid unamortized cost as shown on the attached Exhibit “H”.

EXECUTED as of the day, month and year first above written.

LANDLORD:

HALL STONEBRIAR CENTER I ASSOCIATES, LTD., a Texas limited partnership

By:	Phoenix/Inwood Corporation,
a Texas corporation

By:	/s/ Mark Depker
Mark Depker
Its: Vice President

TENANT:

Heartland Card Services, LLC
a Missouri Corporation

By:	/s/ Robert O. Carr
Robert O. Carr
Its: President and Chief Executive
Officer

EXHIBIT “A”

FLOOR PLAN OF THE PREMISES

A-1

EXHIBIT “B”

LEGAL DESCRIPTION OF PROPERTY
STONEBRIAR CENTER PHASE 1 - 6.908 ACRE TRACT
FRISCO, COLLIN COUNTY, TEXAS

Being all of that tract of. land in the City of Frisco, Collin County, Texas, a part of the Collin County School Land Survey, Abstract No. 149, and being all of that 6.908 acre tract of land conveyed to Hall Stonebriar Center I Associates, Ltd. From Hall Phoenix/Inwood, Ltd. On April 17, 1997 and recorded in Document No. 97-0044895, Collin County Land Records, and being further described as follows:

BEGINNING at a 1/2 inch iron rod found at the intersection of the south line of said 175.015 acre tract of land with the west line of Dallas North Tollway (a 300 foot wide right-of-way), said point being the southwest corner of a 11.21 acre tract of land conveyed to the City of Frisco from 15% Guaranteed Plus Land Income Fund, Ltd. on June 7, 1994 as recorded in Document Number 95-0050911, Collin County Land Records;

THENCE South 89 degrees 51 minutes 08 seconds West, 351.00 feet along the south line of said 175.015 acre tract of land to a 1/2 inch iron rod set for corner;

THENCE North 00 degrees 03 minutes 39 seconds East, 522.51 feet to a 1/2 inch iron rod set for corner; THENCE North 21 degrees 57 minutes 41 seconds West, 137.65 feet to a 1/2 inch iron rod set for corner; THENCE North 06 degrees 53 minutes 51 seconds West, 109.01 feet to a 1/2 inch iron rod set for corner; THENCE North 81 degrees 55 minutes 33 seconds East, 165.91 feet to a 1/2 inch iron rod set for corner;

THENCE North 61 degrees 02 minutes 18 seconds East, 287.71 feet to a 1/2 inch iron rod set for corner in the west line of Dallas North Tollway;

THENCE South 00 degrees 03 minutes 39 seconds West, 920.11 feet along the west line of Dallas North Tollway to the POINT OF BEGINNING and containing 300,932 square feet or 6.908 acres of land.

B-1

EXHIBIT “C”

BUILDING OPERATING COST EXAMPLES

1.                                       Building Operating Cost Exclusions. The following are, without limitation, examples of costs excluded from the computation of Building Operating Costs:

(a)                                  leasing commissions, attorneys’ fees, costs and disbursements and other expenses incurred in connection with leasing, renovating or improving space for tenants or prospective tenants of the Building;

(b)                                 costs incurred by Landlord in the discharge of its obligations under Exhibit “F”

(c)                                  costs (including permit, license and inspection fees) incurred in renovating or otherwise improving or decorating, painting or redecorating space for tenants or vacant space;

(d)                                 Landlord’s costs of any services sold to tenants for which Landlord is entitled to be reimbursed by such tenants as an additional charge or rental over and above the Base Rental, Energy Costs and Building Operating Costs payable under the lease with such tenant or other occupant;

(e)                                  any depreciation and amortization on the Building except as expressly permitted herein;

(f)                                    costs incurred due to violation by Landlord of any of the terms and conditions of this Lease or any other lease relating to the Building;

(g)                                 interest on debt or amortization payments on any mortgages or deeds of trust or any other debt for borrowed money;

(h)                                 all items and services for which Tenant reimburses Landlord outside of Building Operating Costs or pays third persons or which Landlord provides selectively to one or more tenants or occupants of the Building (other than Tenant) without reimbursement;

(i)                                     advertising and promotional expenditures;

(j)                                     repairs or other work occasioned by fire, windstorm or other work paid for through insurance or condemnation proceeds;

(k)                                  repairs resulting from any defect in the original design or construction of the Building;

2.                                       Building Operating Costs. The following are, without limitation, examples of Building Operating Costs:

(a)                                  Labor Costs. Costs, charges and expenses incurred for the services of the following classes of employees of Landlord and/or independent contractors performing services required or utilized in connection with the operation, repair and maintenance of the Building and Common Areas including, without limitation, all expenses incurred by Landlord or on Landlord’s behalf which shall be directly related to employment of personnel, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and other similar taxes, workmen’s compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on or on behalf of Landlord pursuant to any collective bargaining agreement.

(i)                                     the building manager, assistants and the clerical staff attached to the Building;

(ii)                                  window cleaners, elevator operators, and miscellaneous handymen;

(iii)                               porters, cleaners and janitors employed in and about the Building and Common Areas;

(iv)                              watchmen, caretakers, security guards and persons engaged in patrolling and protecting the Building, Common Areas and the Property;

(v)                                 superintendents, assistant superintendents, carpenters, engineers, firemen, mechanics, electricians and plumbers and any and all other Building personnel engaged in the operation, repair and maintenance of any part of the Property, the Building, the Common Areas, and the heating, air conditioning, ventilating, plumbing, electrical and elevator systems of the Building and Common Areas; and

(vi)                              personnel, but not officers or executives of Landlord if such personnel are full time on-premises employees at the Building and Common Areas.

(b)                                 Supplies. The cost of materials and supplies, including, without limitation, toilet supplies, keys and signs, used in the operation, repair and maintenance of the Building and Common Areas.

(c)                                  Replacement. The cost of replacements for tools and equipment used in the operation, repair and maintenance of the Building and Common Areas.

(d)                                 Professional Fees. Legal or other professional fees incurred in connection with Building and Common Areas operations excluding fees paid in connection with leasing activity.

(e)                                  Contractors. Amounts charged to Landlord by contractors for services, materials and supplies furnished in connection with the operation, repair and maintenance of any part of the Building, the Common Areas, and the heating, air conditioning, ventilating, plumbing, electrical, elevator and other systems of the Building and Common Areas.

(f)                                    Management. Administrative and management fees for the Building (if Landlord manages the Building, the amount included for management fees will not exceed the amount typically charged by independent management companies in the Central Business District of Dallas, Texas).

(g)                                 Insurance. Premiums paid by Landlord for property insurance, whether all risks or fire and extended coverage insurance, earthquake and extended coverage insurance, liability, comprehensive general liability insurance, and other insurance customarily carried from time to time by landlords of first class office buildings or, if Landlord self-insures with respect to any of the Landlord in an amount equal to the cost of the premiums for such policies.

(h)                                 Water. Water and sewer charges.

(i)                                     Taxes. Taxes, including (i) real estate taxes and assessments on the Property, the Building or the Premises, and taxes and assessments levied in substitution or supplementation in whole or in part of such taxes, (ii) personal property taxes for the Building’s personal property, including license expenses, (iii) franchise fees, (iv) taxes imposed on services of Landlord’s agents and employees, and (v) all other taxes or fees now or hereafter levied by any governmental authority on the Building, the Property or its contents or on the operation and use thereof but excluding income taxes.

(j)                                     Decorations. The cost of painting or otherwise decorating any part of the Building including holiday decorations for the lobby and other public portions of the Building and Common Areas below the second floor.

(k)                                  Landscaping. Landscape expenses.

(l)                                     Equipment Rentals. Rental costs of equipment or other personal property used in connection with the management, operation or repair of the Property, the Building, Common Areas and the appurtenances thereto.

(m)                               Cost Savings and Additional Improvements. The amortization of the cost of the following items, the cost of such items to be amortized for items (i) and (ii) below, over a minimum period of the lesser of (A) the useful life or (B) ten (10) calendar years and for items (iii) below, the shortest of (A) the useful life, (B) ten (10) years or (C) the “pay back period”, i.e., the period in which cost of the equipment or improvement is predicted to equal cost savings resulting from such installation and all such costs to be calculated without interest:

(i)                                     improvements, additions, changes or replacements required by law, ordinance or requirement of any governmental authority having jurisdiction or deemed necessary by Landlord, to be made to the Property, the Building or the equipment thereof;

(ii)                                  replacement of component parts of the Building and Building equipment and property; and

(iii)                               expenditures of a capital nature if such capital expenditures are reasonably expected to result or do result in cost savings.

(n)                                 Other Costs. All other incurred costs and charges which are generally recognized by the City of Dallas, Texas real estate industry as constituting operating costs of a first-class office building or the land on which the Building is situated.

3.                                       Net Character. Building Operating Costs shall be “net” only, and for that purpose shall be reduced by the amounts of any reimbursement or credit owed to Landlord from any source, including Tenant and other tenants of the Building.

EXHIBIT “D”

RULES AND REGULATIONS

1.                                       Parties. For purposes of these Rules and Regulations, “tenant” includes the servants, employees, agents, invitees and licensees of such tenant, others permitted by such tenant to use or occupy such tenant’s premises, and anyone for whom such tenant is otherwise legally responsible.

2.                                       After Hours Air Conditioning. Air conditioning (both heating and cooling) shall be provided by Landlord from Monday through Friday only between the hours from 7:00 A.M. to 6:00 P.M. and on Saturday only between the hours from 7:00 A.M. to 2:00 P.M. No air conditioning (heating or cooling) will be provided on Sundays or on state or national legal holidays. If any tenant shall require air conditioning (heating or cooling) at hours or on days other than as specified above, Landlord agrees to furnish the same for the area designated in a written request delivered by such tenant to the Project Manager not later than 3:00 p.m. of the first business day next preceding the date upon which such tenant requests such extra usage, and for such service, such tenant shall pay Landlord, upon delivery of an invoice Landlord’s then established charges therefor.

3.                                       Electrical Equipment. Landlord has not agreed to furnish electrical capacity for the Premises in excess of three (3) watts per Rentable Square Feet. If any tenant requires electricity in excess of that which Landlord has agreed to provide, Landlord will, upon the written request of such tenant and the written agreement of such tenant to pay all costs and expenses for the same, make reasonable efforts to supply such service through the then existing feeders servicing the Building. No machinery or mechanical equipment other than ordinary portable business machines may be installed or operated in any tenant’s premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed, and in no case (even where the same are of a type so excepted or as so consented to by Landlord) shall any machines or mechanical equipment be so placed or operated so as to impair or interfere with any of the Building’s services or the proper and economic heating, cooling, cleaning or other servicing of any portion of the Building or so as to disturb other tenants but machines and mechanical equipment which may be permitted to be installed and used in a tenant’s premises shall be so equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such premises to any other area of the Building.

4.                                       Common Areas. The rights of each tenant in the entrances, corridors and elevators servicing the Building are limited to ingress to and egress from such tenant’s premises, and no tenant shall use, or permit the use of, the entrances, corridors or elevators for any other purpose. No tenant shall invite to the tenant’s premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, elevators and other facilities of the Building by any other tenants. Fire exits and stairways are for emergency use only and shall not be used for any other purpose by the tenants. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, entrances, corridors, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as Landlord, in its reasonable judgment, deems best for the benefit of the tenants generally.

5.                                       Nails, Hooks. No nails, hooks or screws shall be driven into or inserted in any part of the Building, except by Building maintenance personnel.

6.                                       Signs. No signs, posters, advertisements, or notices shall be painted or affixed on any of the windows or doors, or other parts of the Building, except of such color, size and style and in such places, as shall be first approved in writing by the Landlord. No lettering, sign, advertisement, notice or object shall be displayed in or on the exterior windows or doors, or on the outside of any tenant’s premises, or at any point inside any tenant’s premises where the same might be visible outside of such premises, without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant violating this rule. Interior signs, elevator cab designations and lettering on doors and the Building directory shall, if and when approved by Landlord, be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord. Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which, in Landlord’s reasonably judgment, tends to impair the reputation of the Building or its desirability as a building for others, and upon written notice from Landlord, such tenant shall refrain from and discontinue such advertising or identifying sign.

7.                                       Hazards. Tenant shall not do anything, or permit anything to be done, in or about the Building, or bring or keep anything therein, that will in any way increase the possibility of fire or other casualty or obstruct or interfere with the rights of, or otherwise injure or annoy, other tenants, or do anything in conflict with laws, rules or regulations of any governmental authority. In addition, tenant shall not use or keep in the Building any inflammable explosive fluid or substance or otherwise dangerous fluid, chemical or substance or any illuminating material, unless it is battery powered, Underwriters’ Laboratory approved.

8.                                       Heavy Equipment. Landlord shall have the power to prescribe the weight and position of safes or other heavy equipment which may over stress any portion of the floor. All damage done to the Building by the improper placing of heavy items which over stress the floor will be repaired at the sole expense of the tenant which causes such damage. If, in the judgment of Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of the tenant and in such manner as Landlord shall determine.

9.                                       Security. All entrance doors in the premises shall be left locked when the premises are not in use.

10.                                 Deliveries. Removals. All deliveries must be made through the service entrance and service designated elevator during normal working hours which hours will be determined by the Landlord from time to time. Prior approval must be obtained from the Landlord for any deliveries that must be received after normal working hours. All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours, in such elevators and in such manner as Landlord or its agent may determine from time to time. The persons employed to move safes and other heavy objects shall be acceptable to Landlord. Arrangements will be made with Landlord by any tenant moving large quantities of furniture and equipment into or out of the Building. All labor and engineering costs incurred by Landlord in connection with any moving specified in this rule, including a reasonable charge for overhead and profit, shall be paid by tenant to Landlord on demand.

11.                                 Cleaning. All tenants shall cooperate with Building employees in keeping all parts of the Building neat and clean.

12.                                 Hallways. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, elevator shafts or stairways.

13.                                 Animals. No birds, animals or reptiles, or any other creatures, shall be brought into or kept in or about the Building other than may be required by the American’s with Disabilities Act or similar state law.

14.                                 Control of Access. Landlord may refuse admission to the Building outside of normal business hours, which hours will be determined by the Landlord from time to time, to any person not known to the watchman in charge or not having a pass issued by Landlord or the tenant whose premises are to be entered or not otherwise properly identified, and Landlord may require all persons admitted to or leaving the Building outside of such times to provide appropriate identification. Tenant shall be responsible for all persons for whom it issues any such pass and shall be liable to Landlord for all acts or omissions of such persons. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character or reputation of the Building or of its tenants may be denied access to the Building or may be ejected therefrom. During any invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building by closing the doors or otherwise for the safety of the tenants and protection of property in the Building. Tenants and anyone else who desires to enter the Building after normal working hours will be required to sign in upon entry and sign out upon leaving, giving their location during their stay and their time of arrival and departure.

15.                                 Evacuation. Landlord has the right to evacuate the Building in the event of emergency or catastrophe.

16.                                 Window Coverings. No awnings or other projections shall be attached to the outside walls of the Building. Tenants shall not install any window shades, screens, drapes, covers, or other materials on or at any window in the premises without Landlord’s prior written consent. Tenants shall ensure that all blinds are closed on all windows in the premises while they are exposed to the direct rays of the sun. If Landlord shall elect to install any energy saving film on the windows of the premises or to install energy saving windows in place of the present windows, all tenants shall cooperate with the reasonable requirements of Landlord in connection with such installation and permit Landlord to have access to the premises at reasonable times during business hours to perform such work.

17.                                 Damage to Common Areas. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants caused by any tenant shall be paid by such tenant. Each tenant shall carry out tenant’s repair, maintenance, alterations and improvements in the premises only during times agreed to in advance by Landlord and in a manner which will not interfere with the rights of other tenants in the Building.

18.                                 No Lodging. The Premises shall not be used or permitted to be used for residential, lodging, or sleeping purposes or for the storage of personal effects or property not required for business purposes.

19.                                 Carpet Protection. In those portions of the premises where carpet has been provided directly or indirectly by Landlord, tenant shall at their own expense install and maintain pads to protect the carpet under all furniture having casters other than carpet casters.

20.                                 Control of Soliciting. Landlord reserves the right to restrict or prohibit canvassing, soliciting or peddling in the Building.

21.                                 Food Service. Only persons approved from time to time by Landlord may prepare, solicit orders for, sell, serve or distribute foods or beverages in the Building, or use the elevators, corridors or common areas for any such purpose. Except with Landlord’s prior written consent and in accordance with arrangements approved by Landlord, no tenant shall permit on tenant’s premises the use of equipment for dispensing food or beverages or for the preparation, solicitation of orders for, sale, serving or distribution of food or beverages. No tenant shall obtain or accept for use in its premises ice, drinking water, food, beverage, towel, barbering, floor polishing, cleaning or other similar services from any persons reasonably prohibited in writing from furnishing such services. Such services shall be furnished only at such hours, and under such reasonable regulations, as may be fixed by Landlord from time to time.

22.                                 Additional Locks and Keys. Additional locks or bolts of any kind which shall not be operable by the master key system for the Building shall not be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by the master key system. Additional keys for a tenant’s premises and toilet rooms shall be procured only from Landlord who may make a reasonable charge therefor. Each tenant shall, upon the termination of its tenancy, turn over to Landlord all keys to stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost thereof.

23.                                 Inspection of Items. Landlord reserves the right to inspect all objects and matter which violate any of these Rules and Regulations or the Lease of which this Exhibit is a part. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter and the tenant from whose premises the package or object or matter is being removed, but the establishment and enlargement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the premises or the Building under the provisions of these Rules and Regulations.

24.                                 Prohibition Uses. No tenant shall occupy or permit any portion of its premises to be occupied as an office for the possession, storage, manufacture, or sale of liquor, narcotics, illegal drugs, tobacco in any form, or as a barber, beauty or manicure shop, or as a school. No tenant shall use its premises or any part thereof for manufacturing, or the sale at retail or auction of merchandise, goods or property of any kind.

25.                                 Odors. No tenant shall cause or permit any unusual or objectionable odors to emanate from its premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in the premises of any tenant except as is expressly permitted in such tenant’s Lease.

26.                                 Utility Use by Janitors. Landlord, its contractors, and their respective employees, shall have the right to use, without charge therefor, all light, power and water in the premises of any tenant while cleaning or making repairs or alterations in the premises of such tenant.

27.                                 Hand Trucks. Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

28.                                 Requests by Tenant. The requirements of tenants will be attended to only upon application at the office of the Landlord in the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

29.                                 Misuse of Building Systems. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant’s premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. Tenant shall not use water fixtures for any purpose for which they are not intended nor shall water be wasted by tampering with such fixtures. All damages resulting from any misuse of the fixtures shall be borne by the tenants causing same.

30.                                 No Smoking. No smoking is permitted in any portion of the Building or within thirty feet of any entrance to the building.

31.                                 Modification of Rules. Landlord reserves the right to rescind, alter or waive any of these Rules and Regulations and to make such other and further Rules and Regulations as in the judgment of Landlord shall from time to time be needed for the safety, protection, care and cleanliness of the Building and its Common Areas, the operation thereof, the preservation of good order therein, and the protection and comfort of its tenants, which Rules and Regulations when made and notice thereof given to a tenant shall be binding upon such tenant in like manner as if originally herein prescribed. In the event of any conflict, inconsistency, or other difference between the terms and provisions of these Rules and Regulations, as now or hereafter in effect and the terms and provisions of any lease now or hereafter in effect between Landlord and Tenant, the terms and provisions of the Lease shall prevail and control.

EXHIBIT “E”

LEASEHOLD IMPROVEMENTS AGREEMENT

The Premises leased by Landlord to Tenant pursuant to the Lease to which this Work Letter Agreement is attached as Exhibit “F” shall contain or receive the benefit of the following Basic Building Improvements (herein so called) regardless of any other improvements which may be constructed in the Premises pursuant hereto:

A.                                   Ceiling grid installed.

B.                                     Ceiling tiles (2x4) purchased and stacked on the floor.

C.                                     Sprinkler main runs installed, heads installed on the basis of 1/140 square feet.

D.                                    HVAC with 21 zones per floor and power mixing boxes installed.

E.                                      Slot Diffusers installed.

F.                                      Window coverings/Mini Blinds installed.

G.                                     Parabolic lights purchased and stacked on the floor on the basis of 1/130 square feet.

It is agreed that construction of the Premises shall be completed in accordance with the following procedures:

1.                                       Design of Premises. Using information supplied by Tenant, Landlord’s architect, interior designer or consulting engineer (“Landlord’s Architect”) has, at the sole cost and expense of Landlord, prepared for Tenant, a layout of the Premises (the “Preliminary Space Plan”) which has been delivered and approved by Tenant. The approved Space Plan is hereinafter referred to as the “Final Space Plan”. From the Final Space Plan, Landlord’s Architect will, at the sole cost and expense of Landlord, prepare all one-eighth inch (1/8”) architectural, mechanical and electrical working drawings together with specifications necessary to complete all of the leasehold improvements. When such working drawings and specifications (collectively the “Preliminary Drawings”) have been completed, Landlord shall deliver same to Tenant. Unless Tenant objects to the Preliminary Drawings within ten (10) working days after delivery by Landlord, Tenant shall be deemed to have approved the Preliminary Drawings. If Tenant does reasonably object, Landlord shall deliver revised Drawings to Tenant within ten (10) working days thereafter until Drawings are approved. The approved or deemed approved drawings are hereinafter referred to as the “Final Drawings.” In the event that the Final Drawings have any substantial additions which vary from the Preliminary Drawings, Tenant will be responsible for all cost associated with the preparation of changes to the drawings.

2.                                       Tenant Improvements. Landlord shall install, furnish and perform with reasonable diligence the facilities, materials and work in and for the Premises described in the Final Drawings. The cost of the Tenant Improvements shall include all costs incurred by Landlord in connection with the installation of such Tenant Improvements. Landlord will submit a budget of the cost of all cost of construction to Tenant, within five (5) days after delivery by Landlord, Tenant shall be deemed to have approved the budget. If Tenant objects to the budget Landlord and Tenant shall review the budget and come to agreement on any items to be deleted from the budget. Landlord shall then submit another budget to Tenant, within five (5) days after delivery by Landlord, Tenant shall be deemed to have approved the budget.

2.1                                 Expenditure Authorization. The cost of any work in excess of the Allowance (“Excess Work”) shall be set out in detail in an expenditure authorization (the “Expenditure Authorization”). After the Expenditure Authorization has been prepared, Landlord shall deliver same to. Tenant. Unless Tenant objects to the Expenditure Authorization within five (5) days after delivery by Landlord, Tenant shall be deemed to have approved the Expenditure Authorization. If Tenant objects, Landlord and Tenant shall meet within five (5) days after delivery to Landlord of Tenant’s objections to discuss any revisions to the scope of the Excess Work requested by Tenant. Landlord shall deliver a revised Expenditure Authorization to Tenant within five (5) days after agreement by the parties as to the revised scope of the Above Standard Work and completion of revisions, if any, to the Final Drawings. Unless Tenant objects to the revised Expenditure Authorization within five (5) days after delivery by Landlord, Tenant shall be deemed to have approved same. If the cost of any item is not known or will not be known until it is completed, an estimate of such item’s cost shall be included in the Expenditure Authorization and Tenant shall pay (or Landlord shall give Tenant credit for) any additional (or lesser) actual final cost of such item when the actual cost is finally determined. In no event shall Landlord commence construction of the leasehold improvements until such time as an Expenditure Authorization for Excess Work is approved or deemed approved by Tenant.

3.                                       Landlords Monetary Obligation

Landlord will provide and install initial tenant improvements (the “Tenant Improvements”) in the Premises in accordance with the Final Drawings, as the same may be revised as set forth herein. Landlord’s sole monetary obligation for the Tenant Improvements, including all costs associated with the preparation of the Final Drawings, is to pay an amount (the “Allowance”) not to exceed Forty Eight Thousand Four Hundred Fifty Seven and 50/100 Dollars ($48,457.50). The Total Construction Costs in excess of the Allowance (collectively “Tenant’s Costs”) shall be borne by Tenant and shall be payable by Tenant as follows:

(a)                                  Tenant shall pay to Landlord prior to commencement of construction of the Tenant Improvements, an amount equal to one hundred percent (100%) of Tenant’s Costs.

(b)                                 As soon as the final accounting can be prepared and submitted to Tenant, Tenant shall pay to Landlord the entire unpaid balance of the actual Tenant’s Costs based on the final costs to Landlord. In the event that such final accounting reflects an amount less than the Allowance a credit will be given to Tenant and a proportionate reduction of the Base Rental shall be calculated. Landlord and Tenant agree that in the event that there is a reduction in the Base Rental they will amend the Lease as to that amount reflected in Article 1.4

In the event that Tenant does not use all of the Allowance, Tenant will be given a credit and reduction of the Base Rental. The reduction will be the amount of the unused Allowance divided by the Term of the Lease times twelve months the product of which will be divided by the Rentable Square Feet in the Premises. The Base Rental per square foot cost will be reduced by this amount and Landlord and Tenant will amend the Lease to reflect the new Base Rental.

4.                                       Change Orders. All changes to the Final Drawings will be subject to Landlord’s prior written approval which shall not be unreasonably withheld. Prior to commencing any change, Landlord shall prepare and deliver to Tenant, for Tenant’s approval, a change order setting forth the cost of such change, which cost will include associated architectural, engineering and construction contractor’s fees, if any, and the cost of the delay, if any, in completing the work resulting from such change [such cost being based upon the number of days of “Base Rental” (as defined in the Lease) Landlord will forego]. If Tenant fails to approve such change order within five (5) days after delivery by Landlord, Tenant will be deemed to have withdrawn the proposed change and Landlord will not construct same. If Tenant timely approves such change order, Tenant will immediately pay to Landlord any amounts payable by Tenant in connection with the change order.

5.                                       Permits. Landlord shall take whatever action which shall be necessary to obtain and maintain all authorizations, approvals and permits required by any governmental entity for the work described herein. Tenant shall cooperate with Landlord in obtaining such authorizations, approvals or permits.

6.                                       Commencement of Term.

6.1                                 Commencement Date. Notwithstanding anything in the Lease to the contrary, the Term will commence upon the earlier of Tenant’s occupancy of the Premises or the date set forth in the Certificate of Occupancy issued by the City of Dallas.

6.2                                 Substantial Completion. The work shall be deemed substantially completed for the purposes of this Paragraph 6, notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the noncompletion of which details does not materially interfere with Tenant’s use of the Premises or the City of Dallas issuing a Certificate of Occupancy for the Premises.

6.3                                 Tenant Delays. Tenant will be responsible for any delay in completion of Landlord’s work resulting from:

(i)                                     any request by Tenant that Landlord delay the completion of any of the work;

(ii)                                  any request for a change by Tenant in any of the Final Drawings;

(iii)                               Tenant’s failure to supply timely any information necessary to complete the Final Drawings;

(iv)                              any breach or default by Tenant in the performance of Tenant’s obligations under this Lease;

(v)                                 modifications, revisions and changes to the Final Drawings requested by Tenant;

(vi)                              Tenant’s request for Above Standard Work or delays resulting from revision of the Expenditure Authorization after the Final Drawings are approved; and

(vii)                           any other delay of any kind or nature caused by Tenant, its employees, agents or independent contractors.

Any such delay (collectively, “Tenant Delays”) shall extend the time for performance by Landlord of Landlord’s obligations hereunder by an amount of time equal to the length of such Tenant

Delay. In addition, Tenant shall on Commencement Date pay to Landlord an amount equal to one (1) day of Base Rental multiplied by the number of days of Tenant Delays in order to compensate Landlord for lost rentals. If the cost to Landlord of the leasehold improvements is increased in any way by a Tenant Delay, Tenant shall also pay to Landlord on Commencement Date the additional cost so incurred.

6.4                                 Uncontrollable Delays. If a delay in substantially completing the work, or if any substantial portion of such delay, is the result of a strike or other labor trouble, fire or other casualty, governmental pre-emption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or any other cause beyond Landlord’s reasonable control (collectively, “Uncontrollable Delays”), then each such Uncontrollable Delay shall extend the time for performance by Landlord of Landlord’s obligations hereunder by an amount of time equal to the length of such Uncontrollable Delay.

7.                                       Default. A default by Tenant under this Exhibit F will constitute a default under the Lease and Landlord may exercise Landlord’s remedies under the Lease.

8.                                       Defective Work.

8.1                                 Punch List. Tenant shall give Landlord a notice specifying any Work which remains to be completed or which, if completed, is defective or otherwise not substantially in accordance with the Final Drawings, within thirty (30) days after Commencement Date and thereafter within thirty (30) days after notice from Landlord that any of the work has been fully completed. Landlord shall promptly complete or cause the completion of the incomplete work or remedy or cause the remedy of the defective work set forth in any such notice.

8.2                                 Final Approval. If Tenant shall fail to give such notice within such thirty (30) days after Commencement Date, or within thirty (30) days after receipt of notice from Landlord that the work has been fully completed, as the case may be, then it shall be deemed that the work has been fully completed in accordance with the Final Drawings, except for any defects or omissions in such work not observable upon a reasonable inspection. If Tenant shall give one or more such notices within such thirty (30) day period, then it shall be deemed, except for the items set forth in Tenant’s notice and any defects or omissions not observable upon a reasonable inspection, that all of the work has been completed in accordance with the Final Drawings.

9.                                       Access Before Commencement Date.

9.1                                 Purposes. Tenant shall have access to the Premises and the Building prior to the Commencement Date only for the purposes of inspecting the work.

9.2                                 Tenant’s Obligations. In connection with such access, Tenant agrees:

(i)                                     to cease promptly upon request of Landlord any activity which shall interfere with or delay the completion of the leasehold improvements or the Commencement Date; and

(ii)                                  to comply and cause Tenant’s agents to comply promptly with all procedures and regulations prescribed by Landlord from time to time.

EXHIBIT “F”

PARKING AGREEMENT

Landlord shall make available to Tenant at the commencement of the term of this Lease the use of the parking surface adjacent to the Building (the “Surface Lot”) within which Tenants, Tenant’s employees, agents, advisors and customers may park. There will be no charge for the use of the Surface Lot during the Term of the Lease.

Landlord reserves the right to designate specific areas and spaces on the Surface Lot. Tenant shall not, however, be entitled to exclusive use of such designated parking spaces (unless granted such rights by Landlord in writing) and Landlord may, in its sole discretion, reassign the location of such parking spaces at any time. Landlord further reserves the right to promulgate rules and regulations for the use of all parking areas at any time during the term of this Lease. Notwithstanding the foregoing provision of this Exhibit “F”, Landlord shall have the right to designate any parking area or space for the exclusive use of a tenant or other person or persons. Tenant agrees that it will employ its best efforts to prevent the use by Tenant’s employees, agents, visitors and customers of parking spaces allocated to other tenants.

Landlord shall make available to Tenant at the commencement of the term of this Lease the use of two (2) monthly parking cards (the “Cards”) to be used for gaining access to the Building parking garage (the “Parking Garage”); provided, however, Tenant must notify Landlord in writing within ten (10) days of the commencement of the Lease as to whether or not Tenant desires any or all of the Cards. In the event Tenant does not elect to use any or all of the Cards within such ten (10) day period, or terminates its right to the use of one or more of the Cards, or in the event of termination of this Lease, Landlord shall have no further obligation to make Cards available to Tenant. In the event Tenant elects to use the Cards, Tenant shall contract directly with the operator (the “Operator”) of the Parking Garage and pay the security deposits and rental fees plus any applicable taxes for such Cards from time to time charged by the Operator. It is hereby agreed and understood that Landlord’s sole obligation hereunder is to make the Cards and the Parking Garage available to Tenant. Tenant’s right to the use of such Cards and its right to park vehicles on the Property shall be subject to compliance with the rules and regulations promulgated from time to time by the Operator and the Landlord and shall be subject to termination for the violation of any such rules or regulations upon notice from the Operator or Landlord.

Landlord shall have no liability whatsoever for any property damage and/or personal injury which might occur as a result of, or in connection with, the use of the Parking Garage or the Surface Lot by Tenant, its employees, agents, invitees and licensees, and Tenant hereby agrees to indemnify and hold Landlord and the Operator harmless from and against any and all costs, claims, expenses, and/or causes of action which Landlord may incur in connection with or arising out of the use of the Cards, Parking Garage or Surface Lot by Tenant, its employees, agents, invitees and licensees.

F-1

EXHIBIT “G”

ACCEPTANCE OF PREMISES MEMORANDUM

THIS ACCEPTANCE OF PREMISES MEMORANDUM (this “Memorandum”) is made in connection with that certain Office Building Lease (the “Lease”) dated                     199   , between Hall Stonebriar Center I Associates, Ltd., a Texas limited partnership, as Landlord, and                , a                                , as Tenant, covering those certain premises (as defined in the Lease) commonly known as Suite      ,in Stonebriar One (the “Building”), located in Frisco, Collin County, Texas.

Tenant hereby stipulates, agrees and acknowledges that:

1.                                       Except for those items shown on the annex hereto entitled “Landlord’s Punchlist,” which Landlord will cause to be completed or corrected within days hereof, Landlord has fully completed the construction and finish-out required to be performed or caused to be performed by Landlord under the terms of the Lease and any Leasehold Improvement Agreement incorporated by reference in the Lease.

2.                                       The Premises and Building are tenantable, the Landlord has no further obligation for construction and finish-out with respect to the Premises (except as may be specified in Landlord’s Punchlist), and both the Building and the Premises are satisfactory to Tenant in all respects (except as may be specified in Landlord’s Punchlist).

3.                                       The Premises are suitable for the purpose for which they were leased by Tenant.

4.                                       Except as modified by this Memorandum, the Lease remains in full force and effect enforceable in accordance with its terms.

EXECUTED this day of , 199

TENANT:

a

By:

Its:

G-1

EXHIBIT “H”

Termination Amortization

Heartland Card Services, L.L.C.

Key Figures
Annual Payments	$15,329.88
Monthly Payments	$1,277.49
Rentable Square Feet	2,769

Tenant Improvements	$48,457.50
Real Estate Commission	$13,083.53
TOTAL	$61,541.03

Inputs
Principal Amount	$61,541.03
Annual Interest Rate	9.00%
Term of Lease	5
Base Year of Lease	1998
Base Month of Lease	July

Mo.#	Month	Beginning Balance	Payment	Principal	Interest	Cumulative Principal	Cumulative Interest	Ending Balance
1	Jul-98	$61,541.03	$1,277.49	$815.93	$461.56	$815.93	$461.56	$60,725
2	Aug-98	60,725.10	1,277.49	822.05	455.44	1,637.98	917.00	59,903
3	Sep-98	59,903.05	1,277.49	828.22	449.27	2,466.20	1,366.27	59,075
4	Oct-98	59,074.83	1,277.49	834.43	443.06	3,300.63	1,809.33	58,240
5	Nov-98	58,240.40	1,277.49	840.69	436.80	4,141.32	2,246.13	57,400
6	Dec-98	57,399.71	1,277.49	846.99	430.50	4,988.31	2,676.63	56.553
7	Jan-99	56,552.72	1,277.49	853.34	424.15	5,841.65	3,100.78	55,699
8	Feb-99	55,699.38	1,277.49	859.74	417.75	6,701.39	3,518.53	54,840
9	Mar-99	54,839.64	1,277.49	866.19	411.30	7,567.58	3,929.83	53,973
10	Apr-99	53,973.45	1,277.49	872.69	404.80	8,440.27	4,334.63	53,101
11	May-99	53,100.76	1,277.49	879.23	398.26	9,319.50	4,732.89	52,222
12	Jun-99	52,221.53	1,277.49	885.83	391.66	10,205.33	5,124.55	51.336
13	Jul-99	51,335.70	1,277.49	892.47	385.02	11,097.80	5,509.57	50,443
14	Aug-99	50,443.23	1,277.49	899.17	378.32	11,996.97	5,887.89	49,544
15	Sep-99	49,544.06	1,277.49	905.91	371.58	12,902.88	6,259.47	48,638
16	Oct-99	48,638.15	1,277.49	912.70	364.79	13,815.58	6,624.26	47,725
17	Nov-99	47,725.45	1,277.49	919.55	357.94	14,735.13	6,982.20	46,806
18	Dec-99	46,805.90	1,277.49	926.45	351.04	15,661.58	7,333.24	45,879
19	Jan-2000	45,879.45	1,277.49	933.39	344.10	16,594.97	7,677.34	44,946
20	Feb-2000	44,946.06	1,277.49	940.39	337.10	17,535.36	8,014.44	44,006
21	Mar-2000	44,005.67	1,277.49	947.45	330.04	18,482.81	8,344.48	43,058
22	Apr-2000	43,058.22	1,277.49	954.55	322.94	19,437.36	8,667.42	42,104
23	May-2000	42,103.67	1,277.49	961.71	315.78	20,399.07	8,983.20	41,142
24	Jun-2000	41,141.96	1,277.49	968.93	308.56	21,368.00	9,291.76	40,173
25	Jul-2000	40,173.03	1,277.49	976.19	301.30	22,344.19	9,593.06	39,197
26	Aug-2000	39,196.84	1,277.49	983.51	293.98	23,327.70	9,887.04	38,213
27	Sep-2000	38,213.33	1,277.49	990.89	286.60	24,318.59	10,173.64	37,222
28	Oct-2000	37,222.44	1,277.49	998.32	279.17	25,316.91	10,452.81	36,224
29	Nov-2000	36,224.12	1,277.49	1,005.81	271.68	26,322.72	10,724.49	35,218
30	Dec-2000	35,218.31	1,277.49	1,013.35	264.14	27,336.07	10,988.63	34,205
31	Jan-2001	34,204.96	1,277.49	1,020.95	256.54	28,357.02	11,245.17	33,184
32	Feb-2001	33,184.01	1,277.49	1,028.61	248.88	29,385.63	11,494.05	32,155
33	Mar-2001	32,155.40	1,277.49	1,036.32	241.17	30,421.95	11,735.22	31,119
34	Apr-2001	31,119.08	1,277.49	1,044.10	233.39	31,466.05	11,968.61	30,075
35	May-2001	30,074.98	1,277.49	1,051.93	225.56	32,517.98	12,194.17	29,023
36	Jun-2001	29,023.05	1,277.49	1,059.82	217.67	33,577.80	12,411.84	27,963
37	Jul-2001	27,963.23	1,277.49	1,067.77	209.72	34,645.57	12,621.56	26,895

H-1